Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2006-NC5
(filed pursuant to Rule 433; SEC file No. 333-134218)

SUBJECT TO REVISION Dated December 4, 2006

MBS New Issue Free Writing Prospectus

$1,158,238,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

New Century Mortgage Corporation & Home123 Corporation
Originators

New Century Mortgage Corporation
Servicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2006-NC5
Issuing Entity

December 4, 2006

Carrington Investment Services, LLC

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-337-1385.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

$1,158,238,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2006-NC5 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

New Century Mortgage Corporation & Home123 Corporation
Originators

New Century Mortgage Corporation
Servicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2006-NC5
Issuing Entity

Transaction Highlights
Offered Classes	Balance(3)	Description(4)	Benchmark	Expected Ratings (Moody’s/S&P/Fitch)	Avg Life(2) Call(1) / Mat	Principal Distribution Window (2) Call(1) / Mat	Initial Credit Support (%)
A-1	$224,055,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	0.98 / 0.98	1 - 20 / 1 - 20	28.40
A-2	$129,862,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	2.00 / 2.00	20 - 28 / 20 - 28	28.40
A-3	$147,713,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	3.00 / 3.04	28 - 72 / 28 - 83	28.40
A-4	$37,481,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	6.02 / 9.38	72 - 72 / 83 - 171	28.40
A-5	$332,000,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	1.35 / 1.35	1 - 28 / 1 - 28	28.40
M-1	$69,957,000	FLT/MEZZ	1M LIBOR	Aa1 / AA+ / AA+	5.41 / 5.90	54 - 72 / 54 - 152	22.65
M-2	$66,915,000	FLT/MEZZ	1M LIBOR	Aa1 / AA / AA	4.71 / 5.18	46 - 72 / 46 - 144	17.15
M-3	$22,508,000	FLT/MEZZ	1M LIBOR	Aa2 / AA- / AA	4.51 / 4.96	44 - 72 / 44 - 135	15.30
M-4	$32,849,000	FLT/MEZZ	1M LIBOR	Aa3 / A+ / A+	4.42 / 4.86	42 - 72 / 42 - 131	12.60
M-5	$24,941,000	FLT/MEZZ	1M LIBOR	A1 / A / A	4.35 / 4.77	41 - 72 / 41 - 124	10.55
M-6	$17,033,000	FLT/MEZZ	1M LIBOR	A2 / A- / A-	4.31 / 4.71	40 - 72 / 40 - 118	9.15
M-7	$21,291,000	FLT/MEZZ	1M LIBOR	A3 / BBB+ / BBB+	4.28 / 4.65	39 - 72 / 39 - 114	7.40
M-8	$13,383,000	FLT/MEZZ	1M LIBOR	Baa1 / BBB / BBB	4.26 / 4.60	39 - 72 / 39 - 107	6.30
M-9	$18,250,000	FLT/MEZZ	1M LIBOR	Baa2 / BBB- / BBB	4.23 / 4.52	38 - 72 / 38 - 102	4.80
M-10(5)	$21,291,000	FLT/MEZZ	1M LIBOR	Baa3 / BB+ / BB+	4.22 / 4.41	37 - 72 / 37 - 93	3.05

1.	Certificates are priced to the 10% optional clean-up call.
2.	Based on the pricing prepayment assumption described herein.
3.	Certificate sizes are approximate, subject to a +/- 5% variance in the outstanding principal balance of the Mortgage Loans.
4.
For the Interest Accrual Period for each Distribution Date after the date on which the aggregate principal balance of the Mortgage Loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the related margin will increase to 2.0 times the related margin for each Class A Certificate and 1.5 times for any Mezzanine Certificate.

5.	The Class M-10 Certificates are not offered hereby.

Pricing Prepayment Assumption
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Transaction Overview
Issuing Entity:	Carrington Mortgage Loan Trust, Series 2006-NC5.
Depositor:	Stanwich Asset Acceptance Company, L.L.C.
Sponsor:	Carrington Securities, LP.
Originators:	New Century Mortgage Corporation & Home123 Corporation.
Servicer:	New Century Mortgage Corporation.
Trustee:	Wells Fargo Bank, N.A.
Custodian:	Deutsche Bank National Trust Company.
Lead Manager:	Bear, Stearns & Co. Inc.
Co-Manager:	J.P. Morgan Securities Inc.
Selected Dealer:	Carrington Investment Services, LLC, an affiliate of the Depositor and Sponsor.
Swap Counterparty:	Swiss Re Financial Products Corporation.
Responsible Party:
NC Capital Corporation. The responsible party makes certain representations and warranties with respect to the Mortgage Loans and has certain obligations with respect to the repurchase and substitution of the Mortgage Loans.

Offered Certificates:
Approximately $871,111,000 senior floating-rate certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (together, the “Class A Certificates”) and approximately $287,127,000 mezzanine floating-rate certificates consisting of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (together with the Class M-10 Certificates, the “Class M Certificates” or the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) are referred to herein as the “Offered Certificates”. The Offered Certificates and the Class M-10 Certificates are backed by adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first lien and second lien, closed-end, subprime, mortgage loans (the “Mortgage Loans”).

Non-Offered Certificates:	The Class M-10, Class CE, Class P and Class R Certificates will not be offered pursuant to the Preliminary Prospectus or the prospectus.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Mortgage Loans:
As of December 1, 2006, the Mortgage Loans will consist of approximately 5,361 adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first and second lien, closed-end, subprime mortgage loans, with a scheduled principal balance of approximately $1,216,634,845.

As of the close of business on November 30, 2006, none of the Mortgage Loans (to be included in the mortgage pool as of the Closing Date) were 30 or more days delinquent in the payment of principal and/or interest.

The mortgaged properties relating to approximately 24.77% of the Mortgage Loans are subject to a second-lien mortgage loan (“Silent Seconds”), based solely on the information made available to the Sponsor. Further, these second-lien mortgage loans may or may not be part of the mortgage pool and the owners of the mortgaged properties may obtain second-lien mortgage loans at any time without the Sponsor’s knowledge and, thus, more mortgaged properties than described above may be subject to second-lien mortgage loans.

Expected Pricing Date:	On or about December 6, 2006.
Closing Date:	On or about December 19, 2006.
Cut-off Date:	December 1, 2006.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in January 2007.
Record Date:	The business day immediately preceding each Distribution Date.
Delay Days:	Zero days on all Class A and Mezzanine Certificates.
Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for any Distribution Date and for the Class A Certificates and Mezzanine Certificates is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first Distribution Date, commencing on the Closing Date, and ending on the day preceding the Distribution Date. All distributions of interest on the Class A Certificates and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Prepayment Period:	The Prepayment Period with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.
ERISA Considerations:
Subject to the considerations described in “Certain ERISA Considerations” in the Preliminary Prospectus (specifically, in both the preliminary prospectus supplement and in the prospectus which together comprise the Preliminary Prospectus), the Class A-1 and Class A-2 Certificates are expected to be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts or other retirement accounts or arrangements, provided that certain conditions are met. The depositor does not intend to rely on the Underwriter Exemption, as described in “Certain ERISA Considerations” in the Preliminary Prospectus (specifically, in both the preliminary prospectus supplement and in the prospectus which together comprise the Preliminary Prospectus), for the purchase and holding of the Class A-1 and Class A-2 Certificates prior to the termination of the Swap Agreement described in the Preliminary Prospectus. Fiduciaries of plans subject to ERISA or Section 4975 of the Internal Revenue Code are encouraged to consult with their legal advisors before investing in the Class A-1 or Class A-2 Certificates.
Until the Swap Agreement terminates in January 2011, the Class A-3, Class A-4, Class A-5 Certificates and the Mezzanine Certificates may not be purchased by or transferred to pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”). Each purchaser and transferee of a Class A-3 Certificate, a Class A-4 Certificate, a Class A-5 Certificate or a Mezzanine Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that it is not a Benefit Plan.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).
Tax Status:	For federal income tax purposes, each Offered Certificate will represent beneficial ownership of a REMIC regular interest.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:
Class A and Class M-1 Certificates: $100,000 and integral multiples of $1 in excess thereof.
Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates: $250,000 and integral multiples of $1 in excess thereof.

Optional Termination:
At its option, the majority holder of the Class CE Certificates, in accordance with the terms of the pooling and servicing agreement, may purchase all of the Mortgage Loans, together with any properties in respect of such Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of (i) the Mortgage Loans remaining in the trust at the time of such purchase, and (ii) properties acquired in respect of such Mortgage Loans has been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Administrative Fee Rates:
The sum of (i) the “Servicing Fee”, calculated at the “Servicing Fee Rate” of 0.500% per annum, and (ii) the “Trustee Fee” calculated at the “Trustee Fee Rate” of 0.0025% per annum. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Rights of the Holder of the Class CE Certificates:
Pursuant to the pooling and servicing agreement, the Servicer will provide the holder of the Class CE Certificates (in such capacity, the “CE Holder”) with certain supplemental reporting and the CE Holder will have the right to direct the Servicer’s actions with respect to defaulted mortgage loans. In addition, the CE Holder will have the right to consent to the appointment of any subservicer. The CE Holder will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Principal & Interest Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems all such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:	The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover Prepayment Interest Shortfalls due to principal prepayments in full on the Mortgage Loans.

Credit Enhancement
Credit Enhancement:	1. Excess Spread 2. Overcollateralization 3. Subordination The trust will also enter into the Swap Agreement for the benefit of the Class A Certificates and Class M Certificates.
Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to any REO Property) as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Credit Enhancement
Overcollateralization Target Amount:
The Overcollateralization Target Amount with respect to any Distribution Date is (a) prior to the Stepdown Date, an amount equal to 3.05% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (i) 6.10% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the Overcollateralization Floor Amount; or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and Class P Certificates to zero, the Overcollateralization Target Amount will be zero.

Overcollateralization Floor Amount:	An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount:
An Overcollateralization Increase Amount with respect to any Distribution Date equals the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) payments made by the Swap Counterparty and available for distribution pursuant to item (7) under “Payments under the Swap Agreement” below for such Distribution Date and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount with respect to any Distribution Date is the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in January 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Class A Certificates (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date) is greater than or equal to approximately 56.80%.

Credit Support Depletion Date:	The first Distribution Date on which the Certificate Principal Balances of the Mezzanine and Class CE Certificates have been reduced to zero.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Credit Enhancement
Credit Enhancement Percentage:
The Credit Enhancement Percentage for any Distribution Date and for any class of certificates is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the classes of certificates with a lower distribution priority than such class, calculated after taking into account payments of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class	Initial(%) (Approximate)	Targeted On and After Stepdown Date(%) (Approximate)
A	28.40%	56.80%
M-1	22.65	45.30
M-2	17.15	34.30
M-3	15.30	30.60
M-4	12.60	25.20
M-5	10.55	21.10
M-6	9.15	18.30
M-7	7.40	14.80
M-8	6.30	12.60
M-9	4.80	9.60
M-10	3.05	6.10

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

1)    the percentage obtained by dividing (i) the Rolling Three-Month Delinquency Average by (ii) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to REO Property) as of the last day of the previous calendar month, exceeds 28.00% of the then Credit Enhancement Percentage with respect to the Class A Certificates for the prior Distribution Date; or

2)    the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-Off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date Occurring in	Percentage
January 2010 through December 2010	3.15% for the first Distribution Date in this period, plus an additional 1/12th of 1.80% for each Distribution Date thereafter
January 2011 through December 2011	4.95% for the first Distribution Date in this period, plus an additional 1/12th of 1.40% for each Distribution Date thereafter
January 2012 through December 2012	6.35% for the first Distribution Date in this period, plus an additional 1/12th of 0.80% for each Distribution Date thereafter
January 2013 and thereafter	7.15%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Credit Enhancement
Subsequent Recoveries:
Subsequent Recoveries are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all distributions on a Distribution Date, the amount of such Subsequent Recoveries will increase the Certificate Principal Balance first, of the Class A Certificates then outstanding, if a Realized Loss has been allocated to the Class A Certificates, on a pro-rata basis by the amount of such Subsequent Recoveries, and second, of the class of Mezzanine Certificates then outstanding with the highest distribution priority to which a Realized Loss was allocated. Thereafter, such class of Class A and Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

REO Property:	REO Property is mortgaged property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure.
Rolling Three-Month Delinquency Average:
With respect to any Distribution Date, the average aggregate principal balance of the Mortgage Loans delinquent 60 days or more (including Mortgage Loans that (i) are in foreclosure, (ii) have been converted to REO Properties or (iii) have been discharged due to bankruptcy) for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Distribution of Interest
Interest Distribution Priority:
On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

1)   To the holders of each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount allocable to such class of Class A Certificates; and

2)    Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates in that order, the Interest Distribution Amount allocable to each such class.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Principal Waterfall Prior to Stepdown Date or if a Trigger Event is in Effect
Principal Distribution Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1)    concurrently, on a pro rata basis (based on the Certificate Principal Balance of the Class A-5 Certificates, on the one hand, and the aggregate Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates, on the other hand), as follows;

a.    to the holders of the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero; and

b.    sequentially, to the holders of the Class A-1 Certificates and Class A-2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

2)    sequentially, to the holders of the Class A-3 Certificates and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

3)    sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in this section in respect of principal among the Class A Certificates will be disregarded, and the Principal Distribution Amount will be distributed to the remaining Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Principal Waterfall On or After Stepdown Date and when No Trigger Event is in Effect
Principal Distribution Priority:
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1)    to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, up to an amount equal to the Class A Principal Distribution Amount, in the following order of priority:

a.    concurrently, on a pro rata basis (based on the Certificate Principal Balance of the Class A-5 Certificates, on the one hand, and the aggregate Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates, on the other hand), as follows:

i.     to the holders of the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero; and

ii.    sequentially, to the holders of the Class A-1 Certificates and Class A-2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

b.    sequentially, to the holders of the Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

2)    sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates in that order, up to an amount equal to the related class Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero.

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in this section in respect of principal among the Class A Certificates will be disregarded, and the Principal Distribution Amount will be distributed to the remaining Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Excess Cashflow Waterfall
Net Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

1)   To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount;

2)    Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such certificates for such Distribution Date;

3)    Concurrently, on a pro rata basis, based on the amount of any Allocated Realized Loss Amounts previously allocated thereto that remain unreimbursed, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, and then sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class of certificates for such Distribution Date;

4)   To the holders of the Class A Certificates and the Mezzanine Certificates, any related unpaid Net WAC Rate Carryover Amount distributed to the Class A Certificates, on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such class and then to the holders of the Mezzanine Certificates in their order of payment priority;

5)   To pay any Swap Termination Payments owed to the Swap Counterparty due to a Swap Counterparty Trigger Event;

6)   To the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

7)   To the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Allocation of Losses
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated or covered on any Distribution Date as follows:

•     first, by Net Monthly Excess Cash Flow;

•     second, by any amounts available from the Swap Agreement for the related Distribution Date;

•     third, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero;

•     fourth, to the Class M-10 Certificates, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

•     fifth, to the Class M-9 Certificates, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

•     sixth, to the Class M-8 Certificates, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

•     seventh, to the Class M-7 Certificates, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

•     eighth, to the Class M-6 Certificates, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

•     ninth, to the Class M-5 Certificates, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

•     tenth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

•     eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

•     twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

•     thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero; and

•     fourteenth, concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

Once Realized Losses are allocated to the Class A and Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Class A and Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “Net Monthly Excess Cashflow Distributions” above and from payments under the Swap Agreement, according to the priorities set forth under “Payment Under the Swap Agreement” below.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Derivatives
Swap Agreement:
The Trustee, on behalf of the trust, will enter into an interest rate swap agreement with the Swap Counterparty. On the business day prior to each Distribution Date, the Trustee will deposit into a swap account amounts, if any, received from the Swap Counterparty. From amounts on deposit in a swap account, to the extent such amounts constitute net swap payments (as described below), distributions (to the extent of the principal portion of any Realized Losses) of amounts necessary to maintain the required level of overcollateralization, distributions in respect of Prepayment Interest Shortfalls and Net WAC Rate Carryover Amounts, and distributions in respect of the principal portion of Allocated Realized Loss Amounts previously allocated to the certificates that remain unreimbursed, will be made as described below. The swap account will not be an asset of any REMIC trust.

Under the Swap Agreement, on the business day prior to each Distribution Date, the Trustee, on behalf of the trust, will be obligated to pay to the Swap Counterparty the Fixed Swap Payment and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the trust, the Floating Swap Payment. A net swap payment will be required to be made on the business day prior to each Distribution Date (a) by the Trustee to the Swap Counterparty, to the extent that the Fixed Swap Payment for such Distribution Date exceeds the Floating Swap Payment payable to the trust for such Distribution Date, or (b) by the Swap Counterparty to the Trustee, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such Distribution Date.

The Swap Agreement will terminate immediately following the Distribution Date in January 2011, unless terminated earlier upon the occurrence of an “Event of Default” under the Swap Agreement, an early termination event under the Swap Agrement or an “Additional Termination Event” under the Swap Agreement.

Upon the occurrence of any Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an “Early Termination Date” (as defined in the ISDA Master Agreement). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the trustee, on behalf of the trust, or the Swap Counterparty, may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Trustee, on behalf of the trust, is required to make a Swap Termination Payment to the Swap Counterparty, that payment will be paid on the business day prior to the related Distribution Date, and on the business day prior to any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Counterparty Trigger Event. The trust’s obligation to pay amounts in respect of a Swap Termination Payment resulting from a Swap Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A and Mezzanine Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Derivatives
Swap Agreement Notional Balance:
With respect to the Swap Agreement and each calculation period specified below, the related notional balance specified in the table below for such calculation period. The first calculation period will end on the day before the Distribution Date in January 2007 and the forty-ninth calculation period will end on the day before the Distribution Date in January 2011:

Period	Notional Balance ($)(1)	Period	Notional Balance ($)(1)
1	1,155,804,000.00	26	345,049,858.22
2	1,146,493,612.60	27	319,197,867.44
3	1,133,622,038.58	28	302,203,263.85
4	1,117,166,594.70	29	285,994,648.72
5	1,097,134,113.01	30	270,538,851.58
6	1,073,561,567.15	31	255,799,657.48
7	1,046,517,331.74	32	241,727,431.76
8	1,016,102,069.50	33	228,208,494.57
9	982,449,265.68	34	210,720,713.04
10	945,728,259.09	35	192,438,931.13
11	906,158,095.16	36	175,794,345.88
12	866,596,274.80	37	160,607,310.95
13	828,667,329.15	38	160,607,310.95
14	792,303,395.04	39	160,607,310.95
15	757,439,444.68	40	160,607,310.95
16	724,013,166.71	41	160,607,310.95
17	691,964,852.29	42	154,043,594.69
18	661,237,285.93	43	147,036,015.65
19	631,775,640.99	44	140,361,414.82
20	603,527,379.50	45	134,003,456.84
21	576,442,156.21	46	127,946,625.60
22	531,558,642.54	47	122,176,181.59
23	476,100,712.29	48	116,678,152.56
24	427,050,956.58	49	111,439,213.93
25	383,605,062.98

(1) Approximate, subject to the variance in the outstanding principal balance of the mortgage loans described in footnote 3 under the table entitled "Transaction Highlights" on page 2 above

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Derivatives
Payments Under the Swap Agreement:
Pursuant to the Swap Agreement, amounts payable by the trust in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Counterparty Trigger Event) will be deducted from available funds before distributions to the holders of the Class A and Mezzanine Certificates. On the business day prior to each Distribution Date, such amounts will be distributed by the trust to the Swap Counterparty, first to make any net swap payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement.

Payments by the trust to the Swap Counterparty in respect of any Swap Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A Certificates and Mezzanine Certificates and will be paid by the trust to the Swap Counterparty as set forth in the pooling and servicing agreement.

Amounts payable by the Swap Counterparty to the Trustee, on behalf of the trust, will be deposited by the Trustee into the swap account. On each Distribution Date, to the extent required, the Trustee will withdraw the following amounts from the swap account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority, in the case of items (4) and (6) through (8), to the extent not covered by Net Monthly Excess Cashflow:

1)   To the holders of the Class A Certificates, to pay any unpaid Senior Interest Distribution Amount allocable to such class of Class A Certificates, on a pro rata basis based on the entitlement of each such class (in each case to the extent not covered by the Interest Remittance Amount);

2)   To the holders of the Class A Certificates, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of Prepayment Interest Shortfalls (not covered by Compensating Interest) allocated to such certificates on such Distribution Date, on a pro rata basis, based on the amount of such Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

3)   To the holders of the Mezzanine Certificates, in their order of payment priority, to pay any unpaid Interest Distribution Amount allocable to each such class (in each case to the extent not covered by the Interest Remittance Amount);

4)   To the holders of the Mezzanine Certificates, in their order of payment priority, in each case up to the related unpaid Interest Carry Forward Amount related to such certificates for such Distribution Date;

5)   To the holders of the Mezzanine Certificates, in their order of payment priority, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of Prepayment Interest Shortfalls (not covered by Compensating Interest) allocated to such certificates on such Distribution Date;

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Derivatives

6)   To the holders of the Class A Certificates, on a pro rata basis, based on the amount of Net WAC Rate Carryover Amounts previously allocated thereto that remain unreimbursed, and then sequentially to the holders of the Mezzanine Certificates, in their order of payment priority, the amount of any Net WAC Rate Carryover Amounts remaining unpaid as of that Distribution Date;

7)   To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount, but only to the extent of the principal portion of Realized Losses for such Distribution Date;

8)   To the holders of the Class A Certificates, on a pro rata basis, based on the amount of any Allocated Realized Loss Amounts previously allocated thereto that remain unreimbursed, and then to the holders of the Mezzanine Certificates, in their order of payment priority, the principal portion of any Allocated Realized Loss Amount previously allocated thereto that remain unreimbursed; and

9)   To the holders of the Class CE Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Fixed Swap Payment:
With respect to the business day prior to any Distribution Date on or prior to the Distribution Date in January 2011, an amount equal to the product of (x) a fixed rate equal to 5.100% per annum, (y) the Swap Agreement Notional Balance for that Distribution Date and (z)(i) with respect to the business day prior to the initial Distribution Date, a fraction, the numerator of which is the number of days from and including the Closing Date to and including the day preceding the initial Distribution Date (on a 30/360 day count basis) and the denominator of which is 360 and (ii) with respect to the business day prior to each Distribution Date thereafter, a fraction, the numerator of which is 30 and the denominator of which is 360.

Floating Swap Payment:
With respect to the business day prior to any Distribution Date on or prior to the Distribution Date in January 2011, an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Agreement Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360.

Swap Counterparty Trigger Event:
An “Event of Default” (as defined in the Swap Agreement) with respect to which the Swap Counterparty is a “Defaulting Party” (as defined in the Swap Agreement) or a “Termination Event” (as defined in the Swap Agreement) (including an “Additional Termination Event” (as defined in the Swap Agreement)) under the Swap Agreement with respect to which the Swap Counterparty is the sole “Affected Party” (as defined in the Swap Agreement).

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Allocated Realized Loss Amount:
An Allocated Realized Loss Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date will be an amount equal to (x) the sum of (i) any Realized Losses allocated to that class of certificates on the Distribution Date as described above under “Allocation of Losses” and (ii) any Allocated Realized Loss Amount for the class remaining unreimbursed from previous Distribution Dates minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

Available Distribution Amount:
For any Distribution Date, an amount equal to the sum of the following amounts, net of certain expenses of the trust including (i) amounts reimbursable to the servicer and the trustee, (ii) any net swap payment owed to the Swap Counterparty and (iii) any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event:

•     the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee in respect of the Mortgage Loans for that Distribution Date;

•     unscheduled payments in respect of the Mortgage Loans, including mortgagor prepayments, insurance proceeds, liquidation proceeds and Subsequent Recoveries from the Mortgage Loans, amounts received in respect of REO Property and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period;

•     all payments of Compensating Interest made by the servicer with respect to the Mortgage Loans; and

•     all Advances made for that Distribution Date in respect of the Mortgage Loans.

Certificate Principal Balance:
With respect to any class of Class A Certificates or Mezzanine Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its certificate principal balance in connection with the allocation of Realized Losses in the manner described under “Allocation of Losses” above (taking into account any increases in the certificate principal balance thereof due to the receipt of Subsequent Recoveries).
The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of the then aggregate principal balance of the Mortgage Loans over the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Class A Principal Distribution Amount:
The Class A Principal Distribution Amount is an amount equal to the excess of:

•     the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificate immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Class M-10 Principal Distribution Amount:
The Class M-10 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related Distribution Date and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Determination Date:
The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Expense Adjusted Mortgage Rate:
The Expense Adjusted Mortgage Rate for any Mortgage Loan and any Distribution Date will be a per annum rate equal to the then applicable mortgage rate for such Mortgage Loan as of the first day of the related Due Period minus the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Formula Rate:
The Formula Rate for any class of Class A and Mezzanine Certificates is One-Month LIBOR plus the related margin. For the Interest Accrual Period for each Distribution Date after the date on which the aggregate principal balance of the Mortgage Loans remaining in the mortgage pool is reduced to less than 10.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the related margin will increase to 2.0 times the related margin for each Class A Certificate, and 1.5 times the related margin for any Mezzanine Certificate.

Interest Carry Forward Amount:
The Interest Carry Forward Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining undistributed from previous Distribution Dates, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

Interest Distribution Amount:
The Interest Distribution Amount for the Class A Certificates and Mezzanine Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, reduced (to not less than zero) by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act.

Interest Remittance Amount:
The Interest Remittance Amount for any Distribution Date is the excess, if any, of (i) that portion of the Available Distribution Amount (without giving effect to any net swap payment owed to the Swap Counterparty or any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event) for that Distribution Date that represents interest received or advanced on the Mortgage Loans over (ii) any net swap payment owed to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty.

Net Monthly Excess Cash Flow:
The Net Monthly Excess Cash Flow for any Distribution Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

•     the Available Distribution Amount for the related Distribution Date over

•     the sum for the related Distribution Date of the aggregate of (a) the Senior Interest Distribution Amount distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amount distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Net WAC Pass-Through Rate:
The Net WAC Pass-Through Rate for any Distribution Date and the Class A Certificates and Mezzanine Certificates is a per annum rate (which will not be less than zero) equal to the excess, if any, of (a) the product of (i) a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period and (ii) a fraction expressed as a percentage the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, over (b) the product of (i) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments due to the Swap Counterparty or Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event, and the denominator of which is the aggregate principal balance of the outstanding mortgage loans as of the first day of the related Due Period and (ii) a fraction expressed as a percentage the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Net WAC Rate Carryover Amount:
For any Distribution Date and any Class A Certificates or Mezzanine Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest that would have accrued on such class of Certificates for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Pass-Through Rate (not to exceed 14.50%), over (y) the amount of interest that accrued on such class of Certificates for such Distribution Date at the Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Carryover Amount from prior Distribution Dates together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the Formula Rate (not to exceed 14.50%) applicable for such class for such Interest Accrual Period. The ratings on each class of Certificates do not address the likelihood of the distribution of any Net WAC Rate Carryover Amount.

Pass-Through Rates:
With respect to each class of Class A Certificates and Mezzanine Certificates and any Distribution Date, the least of (i) the Formula Rate, (ii) the Net WAC Pass-Through Rate and (iii) 14.50% per annum.

Preliminary Prospectus:
The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement and a base prospectus (together, the “Preliminary Prospectus”). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus, which will be conveyed to you prior to any contractual commitment to purchase any of the Offered Certificates.

Prepayment Interest Shortfalls:
With respect to any principal prepayments on the Mortgage Loans and any Distribution Date, any interest shortfall resulting from principal prepayments in full occurring between the first day of the related Prepayment Period and the last day of the prior calendar month.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

Definitions
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all monthly payments on the Mortgage Loans due during the related Due Period actually received on or prior to the related Determination Date or advanced on or prior to the related Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer, and (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date and (vi) any net swap payment owed to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty to the extent not covered by that portion of the Available Distribution Amount (without giving effect to any net swap payment owed to the Swap Counterparty or any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event) for that Distribution Date that represents interest received or advanced on the Mortgage Loans.

Principal Remittance Amount:	The Principal Remittance Amount for any Distribution Date is the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount.
Senior Interest Distribution Amount:
The Senior Interest Distribution Amount for any Distribution Date is equal to the sum of the Interest Distribution Amount for that Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

Subordination Percentage:	With respect to each class of Class A Certificates and Mezzanine Certificates, the applicable approximate percentage set forth in the table below.

Class	Percentage
A	43.20
M-1	54.70
M-2	65.70
M-3	69.40
M-4	74.80
M-5	78.90
M-6	81.70
M-7	85.20
M-8	87.40
M-9	90.40
M-10	93.90

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$1,216,634,844.67
Number of Mortgage Loans:	5,361
Averamge Scheduled Principal Balance:	$226,941.77
Weighted Average Gross Coupon:	8.272%
Weighted Average Original Credit Score:	616
Weighted Average Original LTV Ratio²:	80.80%
Weighted Average Combined LTV Ratio²:	85.54%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Original Term (months):	359
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.213%
Weighted Average Initial Rate Cap¹:	1.994%
Weighted Average Periodic Rate Cap¹:	1.497%
Interest Only Loans:	23.60%
Silent Seconds:	24.77%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 Fixed	2	$99,732.58	0.01%	$49,866.29	606	76.56%	7.712%
15 Fixed	20	2,278,301.70	0.19	113,915.09	585	64.00	8.508
20 Fixed	15	1,888,365.73	0.16	125,891.05	579	71.83	8.850
2/1 ARM	1,264	223,779,826.73	18.39	177,041.00	609	80.79	8.572
2/1 ARM 5Y-IO	684	197,302,376.34	16.22	288,453.77	644	82.27	7.631
30 Fixed	581	81,429,191.56	6.69	140,153.51	619	80.40	8.741
30 Fixed 5Y-IO	27	5,855,533.83	0.48	216,871.62	646	82.07	7.897
3/1 ARM	360	74,026,911.47	6.08	205,630.31	603	83.71	8.741
3/1 ARM 5Y-IO	266	83,945,794.29	6.90	315,585.69	650	83.20	7.469
40/30 2/1 ARM	1,391	354,000,957.62	29.10	254,493.86	597	80.11	8.496
40/30 3/1 ARM	397	108,583,177.21	8.92	273,509.26	609	79.52	8.210
40/30 Fixed	354	83,444,675.61	6.86	235,719.42	631	77.91	8.057
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	1	$252,000.00	0.02%	$252,000.00	641	80.00%	5.500%
5.501—6.000	60	20,617,019.15	1.69	343,616.99	660	77.14	5.856
6.001—6.500	171	54,274,431.59	4.46	317,394.34	661	77.78	6.360
6.501—7.000	418	126,465,307.82	10.39	302,548.58	643	78.00	6.818
7.001—7.500	541	147,562,379.08	12.13	272,758.56	638	78.44	7.313
7.501—8.000	857	210,431,815.97	17.30	245,544.71	624	79.73	7.790
8.001—8.500	682	157,998,682.37	12.99	231,669.62	619	80.88	8.290
8.501—9.000	849	188,570,983.57	15.50	222,109.52	602	82.37	8.783
9.001—9.500	606	116,990,605.61	9.62	193,053.80	588	83.03	9.273
9.501—10.000	608	106,864,260.65	8.78	175,763.59	584	83.42	9.767
10.001—10.500	256	41,132,832.84	3.38	160,675.13	581	84.49	10.277
10.501—11.000	195	30,847,974.89	2.54	158,194.74	579	85.38	10.742
11.001—11.500	73	8,968,351.18	0.74	122,854.13	587	84.76	11.223
11.501—12.000	30	4,207,556.51	0.35	140,251.88	557	80.25	11.665
12.001—12.500	12	1,221,850.88	0.10	101,820.91	583	80.01	12.264
12.501—13.000	2	228,792.56	0.02	114,396.28	549	43.99	12.625
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	93	$3,785,734.17	0.31%	$40,706.82	627	84.98%	9.876%
50,000.01—100,000.00	784	61,632,324.92	5.07	78,612.66	595	80.52	9.272
100,000.01—150,000.00	1,042	130,413,870.62	10.72	125,157.27	602	79.57	8.752
150,000.01—200,000.00	889	155,718,975.40	12.80	175,161.95	603	78.90	8.495
200,000.01—250,000.00	719	161,538,567.07	13.28	224,671.16	609	78.85	8.303
250,000.01—300,000.00	518	142,457,514.99	11.71	275,014.51	611	80.59	8.240
300,000.01—350,000.00	338	109,273,146.84	8.98	323,293.33	618	82.16	8.186
350,000.01—400,000.00	351	131,434,162.87	10.80	374,456.30	621	80.41	7.891
400,000.01—450,000.00	230	97,482,401.07	8.01	423,836.53	634	83.51	7.933
450,000.01—500,000.00	170	81,026,971.13	6.66	476,629.24	630	83.13	7.880
500,000.01—550,000.00	81	42,580,085.01	3.50	525,680.06	629	83.54	8.008
550,000.01—600,000.00	50	28,740,372.09	2.36	574,807.44	639	83.86	8.127
600,000.01—650,000.00	33	20,619,578.67	1.69	624,835.72	638	82.28	8.011
650,000.01—700,000.00	23	15,487,032.40	1.27	673,349.23	649	85.41	7.732
700,000.01—750,000.00	18	13,087,845.51	1.08	727,102.53	643	78.41	7.821
750,000.01—800,000.00	4	3,089,868.58	0.25	772,467.15	638	80.00	8.240
800,000.01—850,000.00	5	4,184,231.07	0.34	836,846.21	649	85.28	8.860
850,000.01—900,000.00	1	879,711.04	0.07	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.08	919,311.74	634	80.00	8.500
950,000.01—1,000,000.00	4	3,977,248.98	0.33	994,312.25	623	80.84	7.912
1,000,000.01 >=	7	8,305,890.50	0.68	1,186,555.79	654	75.25	7.492
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	93	$3,785,734.17	0.31%	$40,706.82	627	84.98%	9.876%
50,000.01—100,000.00	786	61,832,259.83	5.08	78,667.00	595	80.42	9.266
100,000.01—150,000.00	1,040	130,213,935.71	10.70	125,205.71	602	79.61	8.754
150,000.01—200,000.00	890	155,918,823.56	12.82	175,189.69	603	78.90	8.493
200,000.01—250,000.00	718	161,338,718.91	13.26	224,705.74	609	78.85	8.305
250,000.01—300,000.00	518	142,457,514.99	11.71	275,014.51	611	80.59	8.240
300,000.01—350,000.00	345	111,721,256.08	9.18	323,829.73	617	81.86	8.173
350,000.01—400,000.00	345	129,385,932.45	10.63	375,031.69	621	80.66	7.901
400,000.01—450,000.00	229	97,082,522.25	7.98	423,941.15	634	83.48	7.927
450,000.01—500,000.00	170	81,026,971.13	6.66	476,629.24	630	83.13	7.880
500,000.01—550,000.00	81	42,580,085.01	3.50	525,680.06	629	83.54	8.008
550,000.01—600,000.00	50	28,740,372.09	2.36	574,807.44	639	83.86	8.127
600,000.01—650,000.00	34	21,269,261.56	1.75	625,566.52	638	82.36	7.965
650,000.01—700,000.00	22	14,837,349.51	1.22	674,424.98	649	85.43	7.785
700,000.01—750,000.00	18	13,087,845.51	1.08	727,102.53	643	78.41	7.821
750,000.01—800,000.00	4	3,089,868.58	0.25	772,467.15	638	80.00	8.240
800,000.01—850,000.00	5	4,184,231.07	0.34	836,846.21	649	85.28	8.860
850,000.01—900,000.00	1	879,711.04	0.07	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.08	919,311.74	634	80.00	8.500
950,000.01—1,000,000.00	4	3,977,248.98	0.33	994,312.25	623	80.84	7.912
1,000,000.01 >=	7	8,305,890.50	0.68	1,186,555.79	654	75.25	7.492
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	2	$99,732.58	0.01%	$49,866.29	606	76.56%	7.712%
121—180	20	2,278,301.70	0.19	113,915.09	585	64.00	8.508
181—240	15	1,888,365.73	0.16	125,891.05	579	71.83	8.850
301—360	5,324	1,212,368,444.66	99.65	227,717.59	616	80.85	8.271
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	2	$99,732.58	0.01%	$49,866.29	606	76.56%	7.712%
121—180	20	2,278,301.70	0.19	113,915.09	585	64.00	8.508
181—240	15	1,888,365.73	0.16	125,891.05	579	71.83	8.850
301—360	5,324	1,212,368,444.66	99.65	227,717.59	616	80.85	8.271
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	2	$99,963.98	0.01%	$49,981.99	563	8.93%	9.300%
10.01—15.00	1	49,972.54	0.00	49,972.54	595	11.11	8.975
15.01—20.00	5	445,683.44	0.04	89,136.69	696	18.88	8.440
20.01—25.00	4	352,994.06	0.03	88,248.52	609	22.49	8.063
25.01—30.00	10	1,141,699.20	0.09	114,169.92	588	27.38	8.788
30.01—35.00	20	2,639,029.95	0.22	131,951.50	590	33.06	8.737
35.01—40.00	22	3,373,911.90	0.28	153,359.63	586	37.69	7.977
40.01—45.00	49	8,223,309.63	0.68	167,822.65	581	43.02	7.982
45.01—50.00	70	12,127,624.80	1.00	173,251.78	588	47.76	7.845
50.01—55.00	84	16,611,411.70	1.37	197,754.90	582	52.76	8.039
55.01—60.00	134	28,609,971.10	2.35	213,507.25	589	58.39	7.737
60.01—65.00	191	40,539,469.18	3.33	212,248.53	582	63.33	8.037
65.01—70.00	278	64,346,701.58	5.29	231,462.96	589	68.78	8.172
70.01—75.00	362	82,156,960.77	6.75	226,952.93	589	73.95	8.292
75.01—80.00	1,781	422,736,446.39	34.75	237,359.04	635	79.78	7.926
80.01—85.00	693	158,447,917.29	13.02	228,640.57	587	84.51	8.554
85.01—90.00	1,023	242,215,055.82	19.91	236,769.36	617	89.65	8.611
90.01—95.00	431	113,818,289.29	9.36	264,079.56	638	94.83	8.477
95.01—100.00	201	18,698,432.05	1.54	93,027.03	666	100.00	10.209
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	2	$99,963.98	0.01%	$49,981.99	563	8.93%	9.300%
10.01—15.00	1	49,972.54	0.00	49,972.54	595	11.11	8.975
15.01—20.00	5	445,683.44	0.04	89,136.69	696	18.88	8.440
20.01—25.00	4	352,994.06	0.03	88,248.52	609	22.49	8.063
25.01—30.00	10	1,141,699.20	0.09	114,169.92	588	27.38	8.788
30.01—35.00	20	2,639,029.95	0.22	131,951.50	590	33.06	8.737
35.01—40.00	22	3,373,911.90	0.28	153,359.63	586	37.69	7.977
40.01—45.00	49	8,223,309.63	0.68	167,822.65	581	43.02	7.982
45.01—50.00	70	12,127,624.80	1.00	173,251.78	588	47.76	7.845
50.01—55.00	83	16,533,503.65	1.36	199,198.84	582	52.76	8.036
55.01—60.00	133	28,361,471.10	2.33	213,244.14	588	58.39	7.750
60.01—65.00	190	40,178,635.88	3.30	211,466.50	582	63.34	8.031
65.01—70.00	272	61,962,427.96	5.09	227,803.04	589	68.79	8.195
70.01—75.00	356	81,234,129.19	6.68	228,185.76	589	73.90	8.296
75.01—80.00	670	147,826,992.65	12.15	220,637.30	590	79.40	8.413
80.01—85.00	643	148,751,880.66	12.23	231,340.41	586	84.28	8.544
85.01—90.00	983	235,405,297.50	19.35	239,476.40	617	89.53	8.587
90.01—95.00	496	126,069,074.81	10.36	254,171.52	637	93.69	8.481
95.01—100.00	1,352	301,857,241.77	24.81	223,267.19	657	81.52	7.862
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	1,004	$337,792,367.11	27.76%	$336,446.58	627	79.43%	7.860%
FL	623	122,571,410.10	10.07	196,743.84	603	79.59	8.490
NY	340	113,074,672.51	9.29	332,572.57	625	80.36	8.088
NJ	280	78,715,545.28	6.47	281,126.95	625	81.76	8.389
IL	251	53,312,903.99	4.38	212,402.01	615	83.77	8.435
TX	408	52,994,349.48	4.36	129,888.11	610	81.00	8.800
MD	195	48,874,906.07	4.02	250,640.54	601	80.86	8.300
MA	152	39,559,426.01	3.25	260,259.38	618	78.83	8.342
AZ	187	38,329,366.05	3.15	204,969.87	614	79.59	8.111
WA	116	29,994,367.01	2.47	258,572.13	610	82.99	8.059
PA	184	27,082,198.93	2.23	147,185.86	600	82.15	8.660
HI	70	24,329,777.92	2.00	347,568.26	647	79.13	7.603
GA	119	19,585,709.48	1.61	164,585.79	607	83.66	8.861
NV	78	17,572,383.78	1.44	225,286.97	613	78.21	8.248
MN	94	16,039,273.68	1.32	170,630.57	622	82.28	8.411
Other	1,260	196,806,187.27	16.18	156,195.39	600	83.06	8.721
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	436	$84,845,256.66	6.97%	$194,599.21	647	83.82%	9.123%
Primary Residence	4,794	1,102,571,422.82	90.62	229,989.87	613	80.53	8.195
Second Home	131	29,218,165.19	2.40	223,039.43	647	82.08	8.705
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	3,942	$860,878,106.74	70.76%	$218,386.13	612	80.66%	8.274%
Pud-Detached	550	132,814,009.29	10.92	241,480.02	618	82.36	8.207
2-4 Unit	378	116,040,683.33	9.54	306,985.93	633	79.22	8.284
Condo	350	75,478,127.07	6.20	215,651.79	635	81.33	8.298
Pud-Attached	138	30,779,935.24	2.53	223,043.01	611	82.76	8.373
Modular Home	3	643,983.00	0.05	214,661.00	588	78.84	8.659
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,943	$681,330,421.84	56.00%	$231,508.81	597	78.72%	8.314%
Purchase	1,882	411,436,620.24	33.82	218,616.70	646	83.78	8.278
Rate/Term	536	123,867,802.59	10.18	231,096.65	616	82.34	8.024
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	3,296	$696,919,106.34	57.28%	$211,443.90	603	80.87%	8.013%
Limited Documentation	80	20,292,544.68	1.67	253,656.81	608	78.28	8.121
Stated Documentation	1,985	499,423,193.65	41.05	251,598.59	633	80.80	8.640
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	21	$4,264,537.46	0.35%	$203,073.21	500	76.06%	9.125%
501—525	464	87,236,148.23	7.17	188,008.94	513	74.92	9.343
526—550	487	95,260,616.38	7.83	195,607.02	538	75.88	8.969
551—575	667	135,266,241.12	11.12	202,797.96	562	78.54	8.745
576—600	675	148,413,847.89	12.20	219,872.37	589	81.30	8.461
601—625	911	212,585,320.87	17.47	233,353.81	613	82.05	8.093
626—650	831	194,066,902.41	15.95	233,534.18	638	82.88	7.994
651—675	628	161,138,576.28	13.24	256,590.09	662	82.12	7.851
676—700	332	81,062,687.37	6.66	244,164.72	688	82.68	7.827
701—725	164	46,505,434.10	3.82	283,569.72	712	83.49	7.646
726—750	106	31,209,287.32	2.57	294,427.24	738	83.06	7.666
751—775	45	11,819,449.14	0.97	262,654.43	760	82.21	7.936
776—800	21	6,012,172.43	0.49	286,293.93	781	80.60	7.329
801—825	9	1,793,623.67	0.15	199,291.52	805	74.10	7.302
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,762	$402,378,186.92	33.07%	$228,364.46	618	81.82%	8.648%
12	336	109,028,844.74	8.96	324,490.61	621	81.03	8.214
24	2,346	508,680,710.56	41.81	216,828.95	609	80.39	8.118
36	917	196,547,102.45	16.15	214,337.08	626	79.65	7.933
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Total Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	5,188	$1,205,183,168.89	99.06%	$232,302.08	615	80.62%	8.252%
Second Lien	173	11,451,675.78	0.94	66,194.66	672	99.91	10.344
Total:	5,361	$1,216,634,844.67	100.00%	$226,941.77	616	80.80%	8.272%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$1,041,639,043.66
Number of Mortgage Loans:	4,362
Average Scheduled Principal Balance:	$238,798.50
Weighted Average Gross Coupon:	8.253%
Weighted Average Original Credit Score:	614
Weighted Average Original LTV Ratio²:	81.11%
Weighted Average Combined LTV Ratio²:	86.12%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.213%
Weighted Average Initial Rate Cap¹:	1.994%
Weighted Average Periodic Rate Cap¹:	1.497%
Interest Only Loans:	27.00%
Silent Seconds:	26.24%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2/1 ARM	1,264	$223,779,826.73	21.48%	$177,041.00	609	80.79%	8.572%
2/1 ARM 5Y-IO	684	197,302,376.34	18.94	288,453.77	644	82.27	7.631
3/1 ARM	360	74,026,911.47	7.11	205,630.31	603	83.71	8.741
3/1 ARM 5Y-IO	266	83,945,794.29	8.06	315,585.69	650	83.20	7.469
40/30 2/1 ARM	1,391	354,000,957.62	33.98	254,493.86	597	80.11	8.496
40/30 3/1 ARM	397	108,583,177.21	10.42	273,509.26	609	79.52	8.210
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	1	$252,000.00	0.02%	$252,000.00	641	80.00%	5.500%
5.501—6.000	60	20,617,019.15	1.98	343,616.99	660	77.14	5.856
6.001—6.500	131	41,017,340.33	3.94	313,109.47	655	78.84	6.315
6.501—7.000	340	103,727,048.11	9.96	305,079.55	640	78.56	6.820
7.001—7.500	467	126,918,835.33	12.18	271,774.81	639	79.21	7.314
7.501—8.000	745	186,569,157.18	17.91	250,428.40	623	80.05	7.786
8.001—8.500	586	140,348,667.73	13.47	239,502.85	617	81.24	8.289
8.501—9.000	725	166,230,690.54	15.96	229,283.71	600	82.65	8.785
9.001—9.500	505	102,269,161.21	9.82	202,513.19	586	83.26	9.277
9.501—10.000	446	88,982,342.26	8.54	199,511.98	583	83.49	9.764
10.001—10.500	178	32,703,130.04	3.14	183,725.45	581	84.26	10.275
10.501—11.000	118	23,031,667.06	2.21	195,183.62	578	84.84	10.746
11.001—11.500	34	4,954,288.49	0.48	145,714.37	568	80.75	11.185
11.501—12.000	19	3,103,850.56	0.30	163,360.56	562	80.08	11.651
12.001—12.500	5	685,053.11	0.07	137,010.62	540	76.05	12.275
12.501—13.000	2	228,792.56	0.02	114,396.28	549	43.99	12.625
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	14	$699,089.97	0.07%	$49,935.00	573	54.29%	9.148%
50,000.01—100,000.00	499	39,952,165.57	3.84	80,064.46	589	80.12	9.121
100,000.01—150,000.00	826	104,055,067.75	9.99	125,974.66	601	79.54	8.660
150,000.01—200,000.00	778	136,356,046.18	13.09	175,264.84	602	79.10	8.494
200,000.01—250,000.00	621	139,621,745.26	13.40	224,833.73	608	79.29	8.311
250,000.01—300,000.00	459	126,224,485.75	12.12	274,998.88	610	80.90	8.233
300,000.01—350,000.00	297	95,980,347.69	9.21	323,166.15	614	82.66	8.221
350,000.01—400,000.00	308	115,480,723.54	11.09	374,937.41	618	80.95	7.921
400,000.01—450,000.00	210	88,787,553.43	8.52	422,797.87	631	83.89	7.983
450,000.01—500,000.00	153	72,872,384.48	7.00	476,290.09	627	82.97	7.913
500,000.01—550,000.00	71	37,394,813.52	3.59	526,687.51	626	83.35	8.071
550,000.01—600,000.00	44	25,283,071.11	2.43	574,615.25	632	85.03	8.276
600,000.01—650,000.00	29	18,098,090.38	1.74	624,072.08	638	82.39	8.062
650,000.01—700,000.00	22	14,813,735.08	1.42	673,351.59	649	86.07	7.770
700,000.01—750,000.00	15	10,887,371.53	1.05	725,824.77	649	80.02	7.922
750,000.01—800,000.00	3	2,322,261.59	0.22	774,087.20	628	80.00	8.187
800,000.01—850,000.00	4	3,369,564.38	0.32	842,391.10	651	86.56	8.814
850,000.01—900,000.00	1	879,711.04	0.08	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.09	919,311.74	634	80.00	8.500
950,000.01—1,000,000.00	2	1,979,999.99	0.19	990,000.00	607	81.68	7.710
1,000,000.01 >=	5	5,661,503.68	0.54	1,132,300.74	645	76.30	7.307
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	14	$699,089.97	0.07%	$49,935.00	573	54.29%	9.148%
50,000.01—100,000.00	501	40,152,100.48	3.85	80,143.91	589	79.98	9.113
100,000.01—150,000.00	824	103,855,132.84	9.97	126,037.78	601	79.60	8.663
150,000.01—200,000.00	778	136,356,046.18	13.09	175,264.84	602	79.10	8.494
200,000.01—250,000.00	621	139,621,745.26	13.40	224,833.73	608	79.29	8.311
250,000.01—300,000.00	459	126,224,485.75	12.12	274,998.88	610	80.90	8.233
300,000.01—350,000.00	302	97,729,362.74	9.38	323,607.16	614	82.39	8.210
350,000.01—400,000.00	304	114,131,587.31	10.96	375,432.85	619	81.18	7.932
400,000.01—450,000.00	209	88,387,674.61	8.49	422,907.53	631	83.87	7.977
450,000.01—500,000.00	153	72,872,384.48	7.00	476,290.09	627	82.97	7.913
500,000.01—550,000.00	71	37,394,813.52	3.59	526,687.51	626	83.35	8.071
550,000.01—600,000.00	44	25,283,071.11	2.43	574,615.25	632	85.03	8.276
600,000.01—650,000.00	30	18,747,773.27	1.80	624,925.78	639	82.48	8.009
650,000.01—700,000.00	21	14,164,052.19	1.36	674,478.68	648	86.12	7.827
700,000.01—750,000.00	15	10,887,371.53	1.05	725,824.77	649	80.02	7.922
750,000.01—800,000.00	3	2,322,261.59	0.22	774,087.20	628	80.00	8.187
800,000.01—850,000.00	4	3,369,564.38	0.32	842,391.10	651	86.56	8.814
850,000.01—900,000.00	1	879,711.04	0.08	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.09	919,311.74	634	80.00	8.500
950,000.01—1,000,000.00	2	1,979,999.99	0.19	990,000.00	607	81.68	7.710
1,000,000.01 >=	5	5,661,503.68	0.54	1,132,300.74	645	76.30	7.307
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,990.87	0.00%	$49,990.87	502	7.87%	9.525%
15.01—20.00	5	445,683.44	0.04	89,136.69	696	18.88	8.440
20.01—25.00	2	145,877.47	0.01	72,938.74	531	23.19	9.552
25.01—30.00	5	652,478.31	0.06	130,495.66	585	28.13	8.503
30.01—35.00	16	2,345,163.50	0.23	146,572.72	596	33.06	8.520
35.01—40.00	18	3,004,122.99	0.29	166,895.72	583	37.59	7.869
40.01—45.00	35	6,201,547.91	0.60	177,187.08	587	43.14	8.012
45.01—50.00	44	8,285,847.90	0.80	188,314.73	584	47.82	7.856
50.01—55.00	64	12,949,566.29	1.24	202,336.97	574	52.66	8.096
55.01—60.00	95	19,252,304.97	1.85	202,655.84	570	58.22	7.970
60.01—65.00	147	32,057,685.69	3.08	218,079.49	579	63.28	8.072
65.01—70.00	226	54,746,935.90	5.26	242,243.08	587	68.85	8.177
70.01—75.00	282	65,949,883.58	6.33	233,864.84	582	73.95	8.348
75.01—80.00	1,533	371,250,129.08	35.64	242,172.30	634	79.78	7.871
80.01—85.00	585	138,099,007.73	13.26	236,066.68	587	84.50	8.524
85.01—90.00	905	218,143,786.96	20.94	241,042.86	616	89.64	8.621
90.01—95.00	374	101,739,097.26	9.77	272,029.67	636	94.83	8.536
95.01—100.00	25	6,319,933.81	0.61	252,797.35	655	100.00	10.102
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,990.87	0.00%	$49,990.87	502	7.87%	9.525%
15.01—20.00	5	445,683.44	0.04	89,136.69	696	18.88	8.440
20.01—25.00	2	145,877.47	0.01	72,938.74	531	23.19	9.552
25.01—30.00	5	652,478.31	0.06	130,495.66	585	28.13	8.503
30.01—35.00	16	2,345,163.50	0.23	146,572.72	596	33.06	8.520
35.01—40.00	18	3,004,122.99	0.29	166,895.72	583	37.59	7.869
40.01—45.00	35	6,201,547.91	0.60	177,187.08	587	43.14	8.012
45.01—50.00	44	8,285,847.90	0.80	188,314.73	584	47.82	7.856
50.01—55.00	63	12,871,658.24	1.24	204,312.04	575	52.67	8.093
55.01—60.00	94	19,003,804.97	1.82	202,168.14	568	58.22	7.993
60.01—65.00	146	31,696,852.39	3.04	217,101.73	579	63.29	8.065
65.01—70.00	223	53,574,216.48	5.14	240,243.12	587	68.83	8.194
70.01—75.00	279	65,668,537.34	6.30	235,371.10	582	73.89	8.357
75.01—80.00	532	121,980,243.25	11.71	229,286.17	588	79.39	8.382
80.01—85.00	537	127,653,394.50	12.26	237,715.82	586	84.38	8.521
85.01—90.00	866	211,275,893.82	20.28	243,967.54	616	89.54	8.594
90.01—95.00	434	113,555,248.01	10.90	261,648.04	635	93.59	8.529
95.01—100.00	1,062	263,228,482.27	25.27	247,861.09	655	80.81	7.725
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	859	$302,119,698.79	29.00%	$351,710.94	625	79.59%	7.873%
FL	496	102,900,368.80	9.88	207,460.42	601	80.39	8.509
NY	257	87,641,641.82	8.41	341,018.06	621	80.77	8.078
NJ	249	71,022,893.84	6.82	285,232.51	624	82.09	8.396
IL	220	48,537,794.75	4.66	220,626.34	617	83.81	8.338
MD	167	43,377,968.70	4.16	259,748.32	600	81.27	8.241
AZ	160	34,911,747.19	3.35	218,198.42	614	79.57	8.094
MA	128	33,508,355.11	3.22	261,784.02	613	78.82	8.374
TX	219	32,937,894.60	3.16	150,401.35	616	81.40	8.700
WA	105	26,983,770.81	2.59	256,988.29	607	83.67	8.066
PA	154	22,823,203.85	2.19	148,202.62	598	83.29	8.661
HI	48	16,861,088.94	1.62	351,272.69	646	80.12	7.607
NV	69	16,226,517.67	1.56	235,166.92	610	78.82	8.224
GA	90	15,873,450.17	1.52	176,371.67	605	84.25	8.715
VA	67	14,412,210.11	1.38	215,107.61	582	78.57	8.506
Other	1,074	171,500,438.51	16.46	159,683.83	603	83.42	8.680
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	383	$78,608,835.09	7.55%	$205,245.00	647	84.14%	9.145%
Primary Residence	3,875	938,304,034.89	90.08	242,142.98	611	80.81	8.166
Second Home	104	24,726,173.68	2.37	237,751.67	644	82.68	8.724
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	3,190	$729,685,274.45	70.05%	$228,741.47	610	81.00%	8.253%
Pud-Detached	427	115,469,944.82	11.09	270,421.42	617	82.32	8.156
2-4 Unit	318	100,078,163.27	9.61	314,711.21	629	79.76	8.301
Condo	305	68,431,010.33	6.57	224,363.97	631	81.47	8.300
Pud-Attached	120	27,558,817.79	2.65	229,656.81	610	82.95	8.371
Modular Home	2	415,833.00	0.04	207,916.50	572	81.06	9.026
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,360	$570,089,778.57	54.73%	$241,563.47	595	79.27%	8.324%
Purchase	1,581	368,637,582.05	35.39	233,167.35	643	83.51	8.226
Rate/Term	421	102,911,683.04	9.88	244,445.80	617	82.70	7.962
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	2,561	$570,946,749.93	54.81%	$222,938.99	601	81.49%	7.973%
Limited Documentation	66	16,718,910.24	1.61	253,316.82	607	77.63	8.062
Stated Documentation	1,735	453,973,383.49	43.58	261,656.13	631	80.76	8.614
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	19	$4,017,943.60	0.39%	$211,470.72	500	75.64%	9.108%
501—525	379	74,500,092.98	7.15	196,570.17	513	75.04	9.285
526—550	395	81,247,074.97	7.80	205,688.80	538	76.21	8.893
551—575	562	119,354,841.86	11.46	212,375.16	562	78.99	8.722
576—600	568	130,370,569.96	12.52	229,525.65	589	82.09	8.484
601—625	757	184,705,285.03	17.73	243,996.41	612	82.59	8.082
626—650	672	166,206,469.24	15.96	247,331.06	638	83.00	7.959
651—675	514	141,429,618.21	13.58	275,154.90	661	82.18	7.826
676—700	244	66,179,352.24	6.35	271,226.85	688	82.67	7.791
701—725	126	37,282,008.74	3.58	295,888.96	712	83.97	7.582
726—750	70	21,607,257.95	2.07	308,675.11	737	83.20	7.577
751—775	32	8,724,094.17	0.84	272,627.94	760	81.98	8.012
776—800	16	4,472,384.06	0.43	279,524.00	781	82.79	7.427
801—825	8	1,542,050.65	0.15	192,756.33	806	73.14	7.408
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,456	$358,312,317.24	34.40%	$246,093.62	619	82.08%	8.609%
12	253	83,836,429.82	8.05	331,369.29	618	81.86	8.249
24	2,268	502,069,445.18	48.20	221,371.01	608	80.23	8.096
36	385	97,420,851.42	9.35	253,041.17	625	81.41	7.760
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	37	$6,136,689.78	0.59%	$165,856.48	593	83.45%	8.864%
1.500	3	634,494.34	0.06	211,498.11	621	82.03	10.027
2.000	4,322	1,034,867,859.54	99.35	239,441.89	614	81.10	8.249
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	41	$6,640,827.99	0.64%	$161,971.41	593	83.26%	8.901%
1.500	4,321	1,034,998,215.67	99.36	239,527.47	614	81.10	8.249
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	868	$217,911,994.48	20.92%	$251,050.68	631	81.68%	7.837%
6.001—7.000	3,278	779,504,926.20	74.83	237,798.94	613	81.50	8.309
7.001—8.000	214	43,717,178.43	4.20	204,285.88	560	71.39	9.324
8.001—9.000	2	504,944.55	0.05	252,472.28	552	80.75	10.104
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
12.001—13.000	62	$21,039,874.78	2.02%	$339,352.82	659	77.26%	5.859%
13.001—14.000	481	145,991,509.21	14.02	303,516.65	644	78.62	6.685
14.001—15.000	1,212	314,087,852.05	30.15	259,148.39	629	79.78	7.601
15.001—16.000	1,313	306,568,921.89	29.43	233,487.37	607	81.97	8.564
16.001—17.000	940	190,059,329.77	18.25	202,190.78	585	83.36	9.510
17.001—18.000	293	54,867,594.74	5.27	187,261.42	580	84.55	10.464
18.001—19.000	54	8,110,115.55	0.78	150,187.33	566	80.49	11.355
19.001 >=	7	913,845.67	0.09	130,549.38	542	68.02	12.363
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	24	$7,866,281.45	0.76%	$327,761.73	675	78.79%	5.806%
6.001—7.000	505	157,025,729.61	15.07	310,942.04	645	78.48	6.610
7.001—8.000	1,215	314,209,389.04	30.16	258,608.55	629	79.69	7.593
8.001—9.000	1,312	306,706,233.11	29.44	233,769.99	608	82.01	8.558
9.001—10.000	949	191,072,652.13	18.34	201,341.05	585	83.36	9.504
10.001—11.000	296	55,734,797.10	5.35	188,293.23	579	84.50	10.469
11.001—12.000	54	8,110,115.55	0.78	150,187.33	566	80.49	11.355
12.001 >=	7	913,845.67	0.09	130,549.38	542	68.02	12.363
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
6/1/2008	1	$110,904.76	0.01%	$110,904.76	508	67.27%	10.400%
7/1/2008	8	1,775,350.25	0.17	221,918.78	620	81.08	8.829
8/1/2008	58	13,024,518.92	1.25	224,560.67	608	80.99	9.041
9/1/2008	170	44,272,320.66	4.25	260,425.42	600	83.32	8.924
10/1/2008	1,221	293,396,263.87	28.17	240,291.78	611	80.57	8.306
11/1/2008	1,861	417,598,032.23	40.09	224,394.43	614	80.80	8.201
12/1/2008	20	4,905,770.00	0.47	245,288.50	628	80.34	8.116
7/1/2009	4	938,455.08	0.09	234,613.77	623	85.97	8.335
8/1/2009	59	13,477,068.56	1.29	228,424.89	599	81.69	8.887
9/1/2009	233	59,411,514.06	5.70	254,985.04	604	83.69	8.745
10/1/2009	126	33,157,144.81	3.18	263,151.94	612	80.05	8.389
11/1/2009	585	155,417,140.06	14.92	265,670.32	630	81.39	7.768
12/1/2009	16	4,154,560.40	0.40	259,660.03	627	86.23	7.958
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%
Total:	4,362	$1,041,639,043.66	100.00%	$238,798.50	614	81.11%	8.253%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Prinicpal Balance:	$174,995,801.01
Number of Mortgage Loans:	999
Average Scheduled Principal Balance:	$175,170.97
Weighted Average Gross Coupon:	8.384%
Weighted Average Original Credit Score:	625
Weighted Average Original LTV Ratio[1]:	78.96%
Weighted Average Combined LTV Ratio[1]:	82.12%
Weighted Average Stated Remaining Term (months):	354
Weighted Average Original Term (months) :	356
Interest Only Loans:	3.35%
Silent Seconds:	16.03%

(1)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined (“CLTV”) loan-to-value of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

 The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 Fixed	2	$99,732.58	0.06%	$49,866.29	606	76.56%	7.712%
15 Fixed	20	2,278,301.70	1.30	113,915.09	585	64.00	8.508
20 Fixed	15	1,888,365.73	1.08	125,891.05	579	71.83	8.850
30 Fixed	581	81,429,191.56	46.53	140,153.51	619	80.40	8.741
30 Fixed 5Y-IO	27	5,855,533.83	3.35	216,871.62	646	82.07	7.897
40/30 Fixed	354	83,444,675.61	47.68	235,719.42	631	77.91	8.057
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
6.001—6.500	40	$13,257,091.26	7.58%	$331,427.28	677	74.49%	6.498%
6.501—7.000	78	22,738,259.71	12.99	291,516.15	658	75.43	6.808
7.001—7.500	74	20,643,543.75	11.80	278,966.81	635	73.75	7.311
7.501—8.000	112	23,862,658.79	13.64	213,059.45	633	77.24	7.825
8.001—8.500	96	17,650,014.64	10.09	183,854.32	634	77.99	8.293
8.501—9.000	124	22,340,293.03	12.77	180,163.65	618	80.26	8.768
9.001—9.500	101	14,721,444.40	8.41	145,756.88	603	81.48	9.245
9.501—10.000	162	17,881,918.39	10.22	110,382.21	587	83.11	9.783
10.001—10.500	78	8,429,702.80	4.82	108,073.11	581	85.39	10.285
10.501—11.000	77	7,816,307.83	4.47	101,510.49	585	86.97	10.731
11.001—11.500	39	4,014,062.69	2.29	102,924.68	611	89.71	11.270
11.501—12.000	11	1,103,705.95	0.63	100,336.90	545	80.74	11.707
12.001—12.500	7	536,797.77	0.31	76,685.40	638	85.07	12.248
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	79	$3,086,644.20	1.76%	$39,071.45	639	91.93%	10.041%
50,000.01—100,000.00	285	21,680,159.35	12.39	76,070.73	605	81.25	9.549
100,000.01—150,000.00	216	26,358,802.87	15.06	122,031.49	604	79.67	9.112
150,000.01—200,000.00	111	19,362,929.22	11.06	174,440.80	610	77.51	8.505
200,000.01—250,000.00	98	21,916,821.81	12.52	223,641.04	612	76.08	8.257
250,000.01—300,000.00	59	16,233,029.24	9.28	275,136.09	618	78.22	8.298
300,000.01—350,000.00	41	13,292,799.15	7.60	324,214.61	640	78.52	7.936
350,000.01—400,000.00	43	15,953,439.33	9.12	371,010.22	639	76.55	7.669
400,000.01—450,000.00	20	8,694,847.64	4.97	434,742.38	665	79.54	7.422
450,000.01—500,000.00	17	8,154,586.65	4.66	479,681.57	662	84.57	7.583
500,000.01—550,000.00	10	5,185,271.49	2.96	518,527.15	649	84.88	7.556
550,000.01—600,000.00	6	3,457,300.98	1.98	576,216.83	686	75.30	7.033
600,000.01—650,000.00	4	2,521,488.29	1.44	630,372.07	631	81.53	7.642
650,000.01—700,000.00	1	673,297.32	0.38	673,297.32	665	71.05	6.900
700,000.01—750,000.00	3	2,200,473.98	1.26	733,491.33	612	70.45	7.324
750,000.01—800,000.00	1	767,606.99	0.44	767,606.99	671	80.00	8.400
800,000.01—850,000.00	1	814,666.69	0.47	814,666.69	644	80.00	9.050
950,000.01—1,000,000.00	2	1,997,248.99	1.14	998,624.50	638	80.00	8.113
1,000,000.01 >=	2	2,644,386.82	1.51	1,322,193.41	674	72.99	7.890
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	79	$3,086,644.20	1.76%	$39,071.45	639	91.93%	10.041%
50,000.01—100,000.00	285	21,680,159.35	12.39	76,070.73	605	81.25	9.549
100,000.01—150,000.00	216	26,358,802.87	15.06	122,031.49	604	79.67	9.112
150,000.01—200,000.00	112	19,562,777.38	11.18	174,667.66	610	77.55	8.489
200,000.01—250,000.00	97	21,716,973.65	12.41	223,886.33	612	76.03	8.269
250,000.01—300,000.00	59	16,233,029.24	9.28	275,136.09	618	78.22	8.298
300,000.01—350,000.00	43	13,991,893.34	8.00	325,392.87	640	78.15	7.920
350,000.01—400,000.00	41	15,254,345.14	8.72	372,057.20	639	76.80	7.672
400,000.01—450,000.00	20	8,694,847.64	4.97	434,742.38	665	79.54	7.422
450,000.01—500,000.00	17	8,154,586.65	4.66	479,681.57	662	84.57	7.583
500,000.01—550,000.00	10	5,185,271.49	2.96	518,527.15	649	84.88	7.556
550,000.01—600,000.00	6	3,457,300.98	1.98	576,216.83	686	75.30	7.033
600,000.01—650,000.00	4	2,521,488.29	1.44	630,372.07	631	81.53	7.642
650,000.01—700,000.00	1	673,297.32	0.38	673,297.32	665	71.05	6.900
700,000.01—750,000.00	3	2,200,473.98	1.26	733,491.33	612	70.45	7.324
750,000.01—800,000.00	1	767,606.99	0.44	767,606.99	671	80.00	8.400
800,000.01—850,000.00	1	814,666.69	0.47	814,666.69	644	80.00	9.050
950,000.01—1,000,000.00	2	1,997,248.99	1.14	998,624.50	638	80.00	8.113
1,000,000.01 >=	2	2,644,386.82	1.51	1,322,193.41	674	72.99	7.890
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	2	$99,732.58	0.06%	$49,866.29	606	76.56%	7.712%
121—180	20	2,278,301.70	1.30	113,915.09	585	64.00	8.508
181—240	15	1,888,365.73	1.08	125,891.05	579	71.83	8.850
301—360	962	170,729,401.00	97.56	177,473.39	626	79.24	8.378
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	2	$99,732.58	0.06%	$49,866.29	606	76.56%	7.712%
121—180	20	2,278,301.70	1.30	113,915.09	585	64.00	8.508
181—240	15	1,888,365.73	1.08	125,891.05	579	71.83	8.850
301—360	962	170,729,401.00	97.56	177,473.39	626	79.24	8.378
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,973.11	0.03%	$49,973.11	624	10.00%	9.075%
10.01—15.00	1	49,972.54	0.03	49,972.54	595	11.11	8.975
20.01—25.00	2	207,116.59	0.12	103,558.30	664	21.99	7.015
25.01—30.00	5	489,220.89	0.28	97,844.18	592	26.38	9.168
30.01—35.00	4	293,866.45	0.17	73,466.61	539	33.06	10.465
35.01—40.00	4	369,788.91	0.21	92,447.23	612	38.51	8.855
40.01—45.00	14	2,021,761.72	1.16	144,411.55	565	42.66	7.892
45.01—50.00	26	3,841,776.90	2.20	147,760.65	596	47.63	7.821
50.01—55.00	20	3,661,845.41	2.09	183,092.27	609	53.09	7.835
55.01—60.00	39	9,357,666.13	5.35	239,940.16	628	58.73	7.256
60.01—65.00	44	8,481,783.49	4.85	192,767.81	594	63.52	7.905
65.01—70.00	52	9,599,765.68	5.49	184,610.88	598	68.36	8.143
70.01—75.00	80	16,207,077.19	9.26	202,588.46	620	73.95	8.063
75.01—80.00	248	51,486,317.31	29.42	207,606.12	639	79.73	8.327
80.01—85.00	108	20,348,909.56	11.63	188,415.83	585	84.57	8.758
85.01—90.00	118	24,071,268.86	13.76	203,993.80	630	89.69	8.520
90.01—95.00	57	12,079,192.03	6.90	211,915.65	650	94.85	7.986
95.01—100.00	176	12,378,498.24	7.07	70,332.38	671	100.00	10.263
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,973.11	0.03%	$49,973.11	624	10.00%	9.075%
10.01—15.00	1	49,972.54	0.03	49,972.54	595	11.11	8.975
20.01—25.00	2	207,116.59	0.12	103,558.30	664	21.99	7.015
25.01—30.00	5	489,220.89	0.28	97,844.18	592	26.38	9.168
30.01—35.00	4	293,866.45	0.17	73,466.61	539	33.06	10.465
35.01—40.00	4	369,788.91	0.21	92,447.23	612	38.51	8.855
40.01—45.00	14	2,021,761.72	1.16	144,411.55	565	42.66	7.892
45.01—50.00	26	3,841,776.90	2.20	147,760.65	596	47.63	7.821
50.01—55.00	20	3,661,845.41	2.09	183,092.27	609	53.09	7.835
55.01—60.00	39	9,357,666.13	5.35	239,940.16	628	58.73	7.256
60.01—65.00	44	8,481,783.49	4.85	192,767.81	594	63.52	7.905
65.01—70.00	49	8,388,211.48	4.79	171,187.99	600	68.57	8.206
70.01—75.00	77	15,565,591.85	8.89	202,150.54	622	73.96	8.038
75.01—80.00	138	25,846,749.40	14.77	187,295.29	598	79.48	8.558
80.01—85.00	106	21,098,486.16	12.06	199,042.32	586	83.66	8.686
85.01—90.00	117	24,129,403.68	13.79	206,234.22	629	89.50	8.519
90.01—95.00	62	12,513,826.80	7.15	201,835.92	647	94.54	8.038
95.01—100.00	290	38,628,759.50	22.07	133,202.62	676	86.33	8.797
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	145	$35,672,668.32	20.38%	$246,018.40	649	78.01%	7.751%
NY	83	25,433,030.69	14.53	306,422.06	637	78.94	8.120
TX	189	20,056,454.88	11.46	106,118.81	600	80.35	8.964
FL	127	19,671,041.30	11.24	154,890.09	615	75.41	8.392
NJ	31	7,692,651.44	4.40	248,150.05	639	78.65	8.324
HI	22	7,468,688.98	4.27	339,485.86	648	76.91	7.594
MA	24	6,051,070.90	3.46	252,127.95	643	78.92	8.160
MD	28	5,496,937.37	3.14	196,319.19	609	77.58	8.768
IL	31	4,775,109.24	2.73	154,035.78	594	83.30	9.417
PA	30	4,258,995.08	2.43	141,966.50	609	76.04	8.653
GA	29	3,712,259.31	2.12	128,008.94	619	81.11	9.487
AZ	27	3,417,618.86	1.95	126,578.48	612	79.88	8.275
WA	11	3,010,596.20	1.72	273,690.56	638	76.89	7.994
CT	10	2,594,683.88	1.48	259,468.39	597	79.08	8.233
MN	18	2,102,248.74	1.20	116,791.60	625	85.64	8.789
Other	194	23,581,745.82	13.48	121,555.39	607	82.11	8.980
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	53	$6,236,421.57	3.56%	$117,668.33	638	79.81%	8.836%
Primary Residence	919	164,267,387.93	93.87	178,745.80	624	78.93	8.361
Second Home	27	4,491,991.51	2.57	166,370.06	658	78.81	8.595
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	752	$131,192,832.29	74.97%	$174,458.55	619	78.75%	8.394%
Pud-Detached	123	17,344,064.47	9.91	141,008.65	624	82.68	8.548
2-4 Unit	60	15,962,520.06	9.12	266,042.00	660	75.83	8.179
Condo	45	7,047,116.74	4.03	156,602.59	666	79.94	8.279
Pud-Attached	18	3,221,117.45	1.84	178,950.97	614	81.10	8.398
Modular Home	1	228,150.00	0.13	228,150.00	617	74.80	7.990
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	583	$111,240,643.27	63.57%	$190,807.28	609	75.91%	8.264%
Purchase	301	42,799,038.19	24.46	142,189.50	674	86.10	8.724
Rate/Term	115	20,956,119.55	11.98	182,227.13	612	80.57	8.325
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	735	$125,972,356.41	71.99%	$171,390.96	616	78.09%	8.196%
Limited Documentation	14	3,573,634.44	2.04	255,259.60	618	81.34	8.401
Stated Documentation	250	45,449,810.16	25.97	181,799.24	652	81.17	8.904
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	2	$246,593.86	0.14%	$123,296.93	500	82.88%	9.401%
501—525	85	12,736,055.25	7.28	149,835.94	513	74.24	9.688
526—550	92	14,013,541.41	8.01	152,321.10	537	73.96	9.407
551—575	105	15,911,399.26	9.09	151,537.14	563	75.14	8.914
576—600	107	18,043,277.93	10.31	168,628.77	589	75.60	8.295
601—625	154	27,880,035.84	15.93	181,039.19	614	78.49	8.163
626—650	159	27,860,433.17	15.92	175,222.85	638	82.17	8.204
651—675	114	19,708,958.07	11.26	172,885.60	663	81.67	8.032
676—700	88	14,883,335.13	8.50	169,128.81	686	82.70	7.987
701—725	38	9,223,425.36	5.27	242,721.72	711	81.54	7.902
726—750	36	9,602,029.37	5.49	266,723.04	739	82.74	7.867
751—775	13	3,095,354.97	1.77	238,104.23	763	82.84	7.722
776—800	5	1,539,788.37	0.88	307,957.67	781	74.27	7.043
801—825	1	251,573.02	0.14	251,573.02	802	80.00	6.650
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	306	$44,065,869.68	25.18%	$144,006.11	612	79.68%	8.968%
12	83	25,192,414.92	14.40	303,523.07	631	78.26	8.101
24	78	6,611,265.38	3.78	84,759.81	648	92.50	9.787
36	532	99,126,251.03	56.64	186,327.54	628	77.91	8.103
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	826	$163,544,125.23	93.46%	$197,995.31	622	77.49%	8.247%
Second Lien	173	11,451,675.78	6.54	66,194.66	672	99.91	10.344
Total:	999	$174,995,801.01	100.00%	$175,170.97	625	78.96%	8.384%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$546,028,810.44
Number of Mortgage Loans:	2,142
Average Scheduled Principal Balance:	$254,915.41
Weighted Average Gross Coupon:	8.372%
Weighted Average Original Credit Score:	604
Weighted Average Original LTV Ratio²:	79.66%
Weighted Average Combined LTV Ratio²:	82.78%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.274%
Weighted Average Initial Rate Cap¹:	2.000%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	0.00%
Silent Seconds:	16.67%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40/30 2/1 ARM	1,391	$354,000,957.62	64.83%	$254,493.86	597	80.11%	8.496%
40/30 3/1 ARM	397	108,583,177.21	19.89	273,509.26	609	79.52	8.210
40/30 Fixed	354	83,444,675.61	15.28	235,719.42	631	77.91	8.057
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	18	$6,379,423.83	1.17%	$354,412.44	645	74.26%	5.889%
6.001—6.500	69	22,201,386.90	4.07	321,759.23	651	76.39	6.360
6.501—7.000	154	47,124,261.71	8.63	306,001.70	632	76.34	6.841
7.001—7.500	206	59,548,382.40	10.91	289,069.82	624	76.59	7.316
7.501—8.000	344	95,297,633.32	17.45	277,028.00	614	78.65	7.811
8.001—8.500	289	72,275,138.40	13.24	250,086.98	605	78.29	8.287
8.501—9.000	377	93,644,755.15	17.15	248,394.58	591	81.29	8.793
9.001—9.500	258	57,866,376.07	10.60	224,288.28	581	82.70	9.277
9.501—10.000	215	49,223,424.19	9.01	228,946.16	581	82.00	9.770
10.001—10.500	108	22,283,471.03	4.08	206,328.44	586	84.82	10.282
10.501—11.000	72	15,069,933.37	2.76	209,304.63	576	84.97	10.737
11.001—11.500	17	2,335,190.97	0.43	137,364.17	557	78.27	11.295
11.501—12.000	9	1,991,551.77	0.36	221,283.53	571	86.26	11.610
12.001—12.500	4	559,088.77	0.10	139,772.19	530	77.41	12.326
12.501—13.000	2	228,792.56	0.04	114,396.28	549	43.99	12.625
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	6	$299,446.10	0.05%	$49,907.68	542	40.88%	9.626%
50,000.01—100,000.00	170	13,868,992.82	2.54	81,582.31	577	76.78	9.289
100,000.01—150,000.00	353	44,475,468.17	8.15	125,992.83	587	77.09	8.795
150,000.01—200,000.00	365	63,928,421.45	11.71	175,146.36	589	76.73	8.590
200,000.01—250,000.00	341	76,643,320.34	14.04	224,760.47	595	77.07	8.469
250,000.01—300,000.00	243	67,073,388.06	12.28	276,022.17	596	78.82	8.364
300,000.01—350,000.00	164	53,424,984.61	9.78	325,762.10	605	81.95	8.353
350,000.01—400,000.00	201	75,191,848.50	13.77	374,088.80	607	79.31	8.102
400,000.01—450,000.00	109	46,357,514.32	8.49	425,298.30	623	82.39	8.082
450,000.01—500,000.00	85	40,616,733.91	7.44	477,843.93	621	82.90	8.179
500,000.01—550,000.00	44	23,049,773.99	4.22	523,858.50	620	84.04	8.209
550,000.01—600,000.00	23	13,204,670.38	2.42	574,116.10	632	84.47	8.226
600,000.01—650,000.00	14	8,803,443.13	1.61	628,817.37	634	79.18	8.457
650,000.01—700,000.00	8	5,404,743.64	0.99	675,592.96	642	88.48	8.017
700,000.01—750,000.00	6	4,353,222.59	0.80	725,537.10	613	84.84	8.167
750,000.01—800,000.00	2	1,567,476.58	0.29	783,738.29	620	80.00	9.165
800,000.01—850,000.00	3	2,533,564.38	0.46	844,521.46	657	83.78	8.621
850,000.01—900,000.00	1	879,711.04	0.16	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.17	919,311.74	634	80.00	8.500
1,000,000.01 >=	3	3,432,774.69	0.63	1,144,258.23	668	80.21	7.338
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	6	$299,446.10	0.05%	$49,907.68	542	40.88%	9.626%
50,000.01—100,000.00	172	14,068,927.73	2.58	81,796.09	577	76.41	9.263
100,000.01—150,000.00	351	44,275,533.26	8.11	126,141.12	587	77.21	8.801
150,000.01—200,000.00	366	64,128,269.61	11.74	175,213.85	589	76.74	8.585
200,000.01—250,000.00	340	76,443,472.18	14.00	224,833.74	594	77.06	8.472
250,000.01—300,000.00	243	67,073,388.06	12.28	276,022.17	596	78.82	8.364
300,000.01—350,000.00	167	54,474,354.32	9.98	326,193.74	604	81.69	8.329
350,000.01—400,000.00	198	74,142,478.79	13.58	374,456.96	607	79.46	8.116
400,000.01—450,000.00	109	46,357,514.32	8.49	425,298.30	623	82.39	8.082
450,000.01—500,000.00	85	40,616,733.91	7.44	477,843.93	621	82.90	8.179
500,000.01—550,000.00	44	23,049,773.99	4.22	523,858.50	620	84.04	8.209
550,000.01—600,000.00	23	13,204,670.38	2.42	574,116.10	632	84.47	8.226
600,000.01—650,000.00	15	9,453,126.02	1.73	630,208.40	636	79.58	8.324
650,000.01—700,000.00	7	4,755,060.75	0.87	679,294.39	640	88.96	8.221
700,000.01—750,000.00	6	4,353,222.59	0.80	725,537.10	613	84.84	8.167
750,000.01—800,000.00	2	1,567,476.58	0.29	783,738.29	620	80.00	9.165
800,000.01—850,000.00	3	2,533,564.38	0.46	844,521.46	657	83.78	8.621
850,000.01—900,000.00	1	879,711.04	0.16	879,711.04	627	89.98	7.525
900,000.01—950,000.00	1	919,311.74	0.17	919,311.74	634	80.00	8.500
1,000,000.01 >=	3	3,432,774.69	0.63	1,144,258.23	668	80.21	7.338
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,990.87	0.01%	$49,990.87	502	7.87%	9.525%
15.01—20.00	4	395,738.69	0.07	98,934.67	700	19.27	8.374
20.01—25.00	2	157,936.49	0.03	78,968.25	624	22.19	8.235
25.01—30.00	4	429,598.73	0.08	107,399.68	609	27.40	8.403
30.01—35.00	13	1,583,151.48	0.29	121,780.88	574	33.21	8.997
35.01—40.00	15	2,635,374.77	0.48	175,691.65	587	37.52	7.790
40.01—45.00	24	4,809,866.76	0.88	200,411.12	574	43.23	7.953
45.01—50.00	35	6,665,727.44	1.22	190,449.36	582	47.49	7.798
50.01—55.00	43	9,279,520.21	1.70	215,802.80	575	52.96	8.007
55.01—60.00	79	16,964,208.33	3.11	214,736.81	573	58.34	7.826
60.01—65.00	104	23,004,903.20	4.21	221,200.99	573	63.31	8.084
65.01—70.00	147	37,594,528.68	6.89	255,745.09	579	68.91	8.250
70.01—75.00	176	45,454,920.02	8.32	258,266.59	581	73.98	8.245
75.01—80.00	591	157,018,786.68	28.76	265,683.23	626	79.67	8.156
80.01—85.00	318	79,884,085.16	14.63	251,207.81	577	84.52	8.543
85.01—90.00	418	110,685,236.25	20.27	264,797.22	611	89.67	8.710
90.01—95.00	143	43,115,897.05	7.90	301,509.77	643	94.82	8.545
95.01—100.00	25	6,299,339.63	1.15	251,973.59	656	100.00	10.197
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$49,990.87	0.01%	$49,990.87	502	7.87%	9.525%
15.01—20.00	4	395,738.69	0.07	98,934.67	700	19.27	8.374
20.01—25.00	2	157,936.49	0.03	78,968.25	624	22.19	8.235
25.01—30.00	4	429,598.73	0.08	107,399.68	609	27.40	8.403
30.01—35.00	13	1,583,151.48	0.29	121,780.88	574	33.21	8.997
35.01—40.00	15	2,635,374.77	0.48	175,691.65	587	37.52	7.790
40.01—45.00	24	4,809,866.76	0.88	200,411.12	574	43.23	7.953
45.01—50.00	35	6,665,727.44	1.22	190,449.36	582	47.49	7.798
50.01—55.00	43	9,279,520.21	1.70	215,802.80	575	52.96	8.007
55.01—60.00	79	16,964,208.33	3.11	214,736.81	573	58.34	7.826
60.01—65.00	103	22,644,069.90	4.15	219,845.34	573	63.31	8.074
65.01—70.00	143	35,737,271.01	6.54	249,910.99	580	68.94	8.284
70.01—75.00	175	45,437,152.99	8.32	259,640.87	581	73.89	8.259
75.01—80.00	300	78,129,470.73	14.31	260,431.57	579	79.36	8.446
80.01—85.00	299	76,181,347.08	13.95	254,787.11	577	84.09	8.510
85.01—90.00	404	108,576,135.18	19.88	268,752.81	611	89.57	8.687
90.01—95.00	162	46,197,607.94	8.46	285,170.42	640	94.33	8.590
95.01—100.00	336	90,154,641.84	16.51	268,317.39	666	81.76	8.078
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	482	$160,009,220.15	29.30%	$331,969.34	608	77.16%	8.136%
NY	212	74,744,931.82	13.69	352,570.43	623	79.97	8.014
FL	311	63,171,338.62	11.57	203,123.28	586	78.68	8.608
NJ	117	34,795,840.67	6.37	297,400.35	622	81.31	8.443
MD	89	23,012,700.77	4.21	258,569.67	590	80.28	8.503
MA	71	19,644,795.87	3.60	276,687.27	612	80.22	8.392
AZ	88	18,498,884.56	3.39	210,214.60	593	79.09	8.325
WA	63	16,908,378.42	3.10	268,386.96	597	82.77	8.127
IL	68	15,704,821.62	2.88	230,953.26	603	81.68	8.508
HI	33	11,016,145.01	2.02	333,822.58	647	79.26	7.815
PA	55	8,940,413.50	1.64	162,552.97	582	81.21	9.001
VA	37	8,331,833.10	1.53	225,184.68	569	76.80	8.646
TX	41	8,213,347.77	1.50	200,325.56	615	84.66	9.154
GA	44	7,682,578.24	1.41	174,604.05	600	83.83	9.130
NV	32	7,481,615.64	1.37	233,800.49	607	77.30	8.487
Other	399	67,871,964.68	12.43	170,105.17	591	83.20	8.840
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	205	$50,946,226.80	9.33%	$248,518.18	652	84.15%	8.985%
Primary Residence	1,899	485,231,162.96	88.87	255,519.31	599	79.13	8.295
Second Home	38	9,851,420.68	1.80	259,247.91	637	82.27	8.990
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	1,577	$384,164,646.45	70.36%	$243,604.72	600	79.68%	8.365%
2-4 Unit	190	67,514,857.96	12.36	355,341.36	630	78.10	8.268
Pud-Detached	172	48,202,946.21	8.83	280,249.69	597	81.17	8.345
Condo	149	33,284,041.91	6.10	223,382.83	619	79.81	8.569
Pud-Attached	53	12,637,159.62	2.31	238,436.97	594	81.06	8.709
Modular Home	1	225,158.29	0.04	225,158.29	518	85.00	9.175
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	1,398	$353,028,357.04	64.65%	$252,523.86	587	77.46%	8.317%
Purchase	549	145,242,650.37	26.60	264,558.56	647	84.76	8.559
Rate/Term	195	47,757,803.03	8.75	244,911.81	602	80.34	8.207
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	1,248	$291,747,649.31	53.43%	$233,772.15	587	79.52%	8.107%
Limited Documentation	33	8,811,692.56	1.61	267,020.99	577	76.22	8.503
Stated Documentation	861	245,469,468.57	44.96	285,098.11	626	79.94	8.682
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	14	$3,124,447.56	0.57%	$223,174.83	500	75.30%	8.956%
501—525	258	56,871,038.73	10.42	220,430.38	513	74.90	9.180
526—550	260	58,477,471.07	10.71	224,913.35	537	75.01	8.709
551—575	359	83,144,244.54	15.23	231,599.57	562	77.94	8.593
576—600	303	79,077,326.63	14.48	260,981.28	588	79.67	8.406
601—625	266	69,684,495.94	12.76	261,971.79	613	81.69	8.178
626—650	239	59,312,888.32	10.86	248,171.08	637	83.23	8.149
651—675	206	60,583,847.34	11.10	294,096.35	662	82.23	7.995
676—700	109	32,984,147.30	6.04	302,606.86	687	81.70	7.807
701—725	58	19,093,518.92	3.50	329,198.60	713	82.91	7.869
726—750	42	15,283,264.39	2.80	363,887.25	738	82.23	7.818
751—775	16	4,981,139.92	0.91	311,321.25	761	84.11	8.271
776—800	10	2,919,637.97	0.53	291,963.80	781	83.76	7.988
801—825	2	491,341.81	0.09	245,670.91	802	50.52	7.126
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	605	$164,778,074.19	30.18%	$272,360.45	615	81.57%	8.687%
12	165	57,197,778.06	10.48	346,653.20	616	80.70	8.265
24	994	237,596,781.65	43.51	239,030.97	589	78.71	8.302
36	378	86,456,176.54	15.83	228,720.04	617	77.94	8.034
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
2.000	1,788	462,584,134.83	84.72	258,715.96	599	79.97	8.429
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
1.500	1,788	462,584,134.83	84.72	258,715.96	599	79.97	8.429
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
5.001—6.000	299	78,826,788.33	14.44	263,634.74	614	80.44	8.141
6.001—7.000	1,364	355,099,615.20	65.03	260,336.96	600	80.52	8.429
7.001—8.000	123	28,152,786.75	5.16	228,884.45	551	71.74	9.204
8.001—9.000	2	504,944.55	0.09	252,472.28	552	80.75	10.104
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
12.001—13.000	18	6,379,423.83	1.17	354,412.44	645	74.26	5.889
13.001—14.000	157	49,098,231.51	8.99	312,727.59	629	77.30	6.672
14.001—15.000	454	129,344,975.59	23.69	284,900.83	615	77.90	7.624
15.001—16.000	568	143,564,022.25	26.29	252,753.56	590	79.98	8.574
16.001—17.000	409	95,901,004.75	17.56	234,476.78	581	82.52	9.504
17.001—18.000	158	34,365,698.07	6.29	217,504.42	585	85.53	10.473
18.001—19.000	18	3,142,897.50	0.58	174,605.42	573	82.75	11.404
19.001 >=	6	787,881.33	0.14	131,313.56	536	67.71	12.413
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
5.001—6.000	5	1,628,162.78	0.30	325,632.56	693	79.52	5.778
6.001—7.000	169	53,469,799.66	9.79	316,389.35	629	76.94	6.604
7.001—8.000	455	129,724,668.49	23.76	285,109.16	615	77.87	7.621
8.001—9.000	568	143,564,022.25	26.29	252,753.56	590	79.98	8.574
9.001—10.000	409	95,901,004.75	17.56	234,476.78	581	82.52	9.504
10.001—11.000	158	34,365,698.07	6.29	217,504.42	585	85.53	10.473
11.001—12.000	18	3,142,897.50	0.58	174,605.42	573	82.75	11.404
12.001 >=	6	787,881.33	0.14	131,313.56	536	67.71	12.413
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	354	$83,444,675.61	15.28%	$235,719.42	631	77.91%	8.057%
6/1/2008	1	110,904.76	0.02	110,904.76	508	67.27	10.400
7/1/2008	4	1,144,307.71	0.21	286,076.93	615	83.81	8.912
8/1/2008	28	7,478,271.73	1.37	267,081.13	607	78.86	9.013
9/1/2008	112	32,433,626.61	5.94	289,585.95	595	83.64	9.057
10/1/2008	516	135,498,286.92	24.82	262,593.58	591	79.87	8.495
11/1/2008	720	174,652,689.89	31.99	242,573.18	600	79.69	8.363
12/1/2008	10	2,682,870.00	0.49	268,287.00	612	79.73	8.734
7/1/2009	1	225,751.32	0.04	225,751.32	581	89.68	8.950
8/1/2009	27	6,931,525.60	1.27	256,723.17	585	82.24	8.849
9/1/2009	79	23,379,267.31	4.28	295,940.09	591	79.83	8.687
10/1/2009	71	20,089,404.05	3.68	282,949.35	608	78.49	8.326
11/1/2009	215	57,312,029.12	10.50	266,567.58	620	79.38	7.899
12/1/2009	4	645,199.81	0.12	161,299.95	623	80.00	7.948
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%
Total:	2,142	$546,028,810.44	100.00%	$254,915.41	604	79.66%	8.372%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$287,103,704.46
Number of Mortgage Loans:	977
Average Scheduled Principal Balance:	$293,862.54
Weighted Average Gross Coupon:	7.589%
Weighted Average Original Credit Score:	646
Weighted Average Original LTV Ratio²:	82.54%
Weighted Average Combined LTV Ratio²:	91.61%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	6.100%
Weighted Average Initial Rate Cap¹:	1.998%
Weighted Average Periodic Rate Cap¹:	1.499%
Interest Only Loans:	100.00%
Silent Seconds:	46.12%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2/1 ARM 5Y-IO	684	$197,302,376.34	68.72%	$288,453.77	644	82.27%	7.631%
30 Fixed 5Y-IO	27	5,855,533.83	2.04	216,871.62	646	82.07	7.897
3/1 ARM 5Y-IO	266	83,945,794.29	29.24	315,585.69	650	83.20	7.469
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	1	$252,000.00	0.09%	$252,000.00	641	80.00%	5.500%
5.501—6.000	35	12,096,829.33	4.21	345,623.70	668	79.44	5.855
6.001—6.500	71	22,605,254.95	7.87	318,383.87	665	78.76	6.320
6.501—7.000	168	55,027,038.17	19.17	327,541.89	650	80.17	6.811
7.001—7.500	193	54,948,636.38	19.14	284,707.96	650	81.57	7.319
7.501—8.000	221	57,748,217.23	20.11	261,304.15	637	82.68	7.756
8.001—8.500	133	38,105,745.76	13.27	286,509.37	641	84.46	8.282
8.501—9.000	82	26,281,679.70	9.15	320,508.29	642	84.96	8.772
9.001—9.500	37	10,315,222.02	3.59	278,789.78	630	89.23	9.272
9.501—10.000	23	6,694,930.95	2.33	291,083.95	622	91.45	9.736
10.001—10.500	8	1,551,999.97	0.54	194,000.00	642	92.72	10.273
10.501—11.000	4	1,191,150.00	0.41	297,787.50	622	94.40	10.780
11.001—11.500	1	285,000.00	0.10	285,000.00	595	95.00	11.100
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	25	$2,147,517.89	0.75%	$85,900.72	638	80.28%	8.100%
100,000.01—150,000.00	113	14,329,696.37	4.99	126,811.47	637	81.81	7.785
150,000.01—200,000.00	154	27,405,512.20	9.55	177,957.87	636	81.05	7.732
200,000.01—250,000.00	161	36,370,095.96	12.67	225,901.22	644	80.73	7.619
250,000.01—300,000.00	135	37,031,347.10	12.90	274,306.27	642	83.01	7.628
300,000.01—350,000.00	92	29,634,871.69	10.32	322,118.17	636	82.85	7.710
350,000.01—400,000.00	88	32,994,574.69	11.49	374,938.35	650	82.14	7.302
400,000.01—450,000.00	77	32,405,909.58	11.29	420,855.97	655	83.74	7.477
450,000.01—500,000.00	50	23,683,495.97	8.25	473,669.92	652	84.12	7.267
500,000.01—550,000.00	27	14,244,840.94	4.96	527,586.70	644	84.15	7.530
550,000.01—600,000.00	17	9,799,299.95	3.41	576,429.41	659	85.00	7.841
600,000.01—650,000.00	14	8,713,067.95	3.03	622,362.00	653	84.59	7.734
650,000.01—700,000.00	11	7,375,882.18	2.57	670,534.74	660	83.21	7.537
700,000.01—750,000.00	6	4,329,200.00	1.51	721,533.33	667	75.10	8.137
750,000.01—800,000.00	2	1,522,392.00	0.53	761,196.00	657	80.00	7.287
800,000.01—850,000.00	1	836,000.00	0.29	836,000.00	632	95.00	9.400
950,000.01—1,000,000.00	2	1,979,999.99	0.69	990,000.00	607	81.68	7.710
1,000,000.01 >=	2	2,300,000.00	0.80	1,150,000.00	670	77.89	7.842
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	25	$2,147,517.89	0.75%	$85,900.72	638	80.28%	8.100%
100,000.01—150,000.00	113	14,329,696.37	4.99	126,811.47	637	81.81	7.785
150,000.01—200,000.00	154	27,405,512.20	9.55	177,957.87	636	81.05	7.732
200,000.01—250,000.00	161	36,370,095.96	12.67	225,901.22	644	80.73	7.619
250,000.01—300,000.00	135	37,031,347.10	12.90	274,306.27	642	83.01	7.628
300,000.01—350,000.00	92	29,634,871.69	10.32	322,118.17	636	82.85	7.710
350,000.01—400,000.00	88	32,994,574.69	11.49	374,938.35	650	82.14	7.302
400,000.01—450,000.00	77	32,405,909.58	11.29	420,855.97	655	83.74	7.477
450,000.01—500,000.00	50	23,683,495.97	8.25	473,669.92	652	84.12	7.267
500,000.01—550,000.00	27	14,244,840.94	4.96	527,586.70	644	84.15	7.530
550,000.01—600,000.00	17	9,799,299.95	3.41	576,429.41	659	85.00	7.841
600,000.01—650,000.00	14	8,713,067.95	3.03	622,362.00	653	84.59	7.734
650,000.01—700,000.00	11	7,375,882.18	2.57	670,534.74	660	83.21	7.537
700,000.01—750,000.00	6	4,329,200.00	1.51	721,533.33	667	75.10	8.137
750,000.01—800,000.00	2	1,522,392.00	0.53	761,196.00	657	80.00	7.287
800,000.01—850,000.00	1	836,000.00	0.29	836,000.00	632	95.00	9.400
950,000.01—1,000,000.00	2	1,979,999.99	0.69	990,000.00	607	81.68	7.710
1,000,000.01 >=	2	2,300,000.00	0.80	1,150,000.00	670	77.89	7.842
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30.01—35.00	1	$219,999.98	0.08%	$219,999.98	613	34.38%	6.725%
35.01—40.00	1	175,000.00	0.06	175,000.00	615	38.04	7.990
40.01—45.00	3	684,699.98	0.24	228,233.33	640	43.24	6.426
45.01—50.00	5	1,144,000.00	0.40	228,800.00	632	48.84	6.667
50.01—55.00	8	2,177,999.99	0.76	272,250.00	632	51.88	7.782
55.01—60.00	6	1,329,099.96	0.46	221,516.66	636	58.55	6.919
60.01—65.00	17	5,030,799.95	1.75	295,929.41	639	63.58	6.949
65.01—70.00	33	9,615,308.42	3.35	291,372.98	643	68.57	7.122
70.01—75.00	28	8,422,279.95	2.93	300,795.71	646	73.79	7.146
75.01—80.00	517	145,665,676.32	50.74	281,751.79	651	79.90	7.395
80.01—85.00	76	25,201,139.04	8.78	331,593.93	643	84.44	7.533
85.01—90.00	159	48,474,588.45	16.88	304,871.63	639	89.63	7.941
90.01—95.00	123	38,963,112.42	13.57	316,773.27	639	94.80	8.270
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30.01—35.00	1	$219,999.98	0.08%	$219,999.98	613	34.38%	6.725%
35.01—40.00	1	175,000.00	0.06	175,000.00	615	38.04	7.990
40.01—45.00	3	684,699.98	0.24	228,233.33	640	43.24	6.426
45.01—50.00	5	1,144,000.00	0.40	228,800.00	632	48.84	6.667
50.01—55.00	8	2,177,999.99	0.76	272,250.00	632	51.88	7.782
55.01—60.00	5	1,080,599.96	0.38	216,119.99	622	58.53	7.084
60.01—65.00	17	5,030,799.95	1.75	295,929.41	639	63.58	6.949
65.01—70.00	32	9,200,308.43	3.20	287,509.64	643	68.52	7.109
70.01—75.00	27	8,126,379.96	2.83	300,977.04	647	73.76	7.086
75.01—80.00	63	18,677,660.69	6.51	296,470.80	634	79.51	7.421
80.01—85.00	66	21,621,389.08	7.53	327,596.80	641	84.43	7.505
85.01—90.00	157	47,824,528.48	16.66	304,614.83	639	89.47	7.919
90.01—95.00	137	44,389,654.18	15.46	324,012.07	642	92.86	8.164
95.01—100.00	455	126,750,683.78	44.15	278,572.93	653	80.16	7.411
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	389	$144,442,264.09	50.31%	$371,316.87	650	81.58%	7.418%
FL	93	21,587,713.60	7.52	232,125.95	646	82.65	7.806
NY	31	12,147,277.01	4.23	391,847.65	648	85.45	7.779
MD	41	11,999,968.65	4.18	292,682.16	640	84.98	7.608
NJ	37	11,944,997.04	4.16	322,837.76	642	86.25	7.765
AZ	48	11,653,135.19	4.06	242,773.65	649	80.59	7.578
WA	31	7,746,723.89	2.70	249,894.32	631	84.98	7.921
MN	34	6,535,278.50	2.28	192,214.07	642	81.51	7.675
HI	16	6,483,719.97	2.26	405,232.50	660	78.80	7.095
IL	30	6,434,686.58	2.24	214,489.55	638	86.31	8.044
NV	25	5,981,330.50	2.08	239,253.22	631	82.67	7.594
MA	17	5,121,156.68	1.78	301,244.51	651	81.22	8.056
TX	16	3,768,737.16	1.31	235,546.07	641	81.07	8.072
CO	17	3,434,603.63	1.20	202,035.51	646	81.73	7.518
PA	18	3,167,876.91	1.10	175,993.16	623	84.26	7.907
Other	134	24,654,235.06	8.59	183,986.83	634	84.41	7.896
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	1	$105,925.00	0.04%	$105,925.00	710	95.00%	10.100%
Primary Residence	949	280,233,336.50	97.61	295,293.29	645	82.49	7.565
Second Home	27	6,764,442.96	2.36	250,534.92	682	84.35	8.532
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
One Family	686	$201,557,043.08	70.20%	$293,814.93	644	82.37%	7.567%
Pud-Detached	139	43,819,830.49	15.26	315,250.58	646	82.85	7.703
Condo	86	21,779,403.88	7.59	253,248.88	658	83.35	7.678
2-4 Unit	32	11,751,910.07	4.09	367,247.19	659	81.21	7.304
Pud-Attached	33	7,967,366.94	2.78	241,435.36	641	84.99	7.691
Modular Home	1	228,150.00	0.08	228,150.00	617	74.80	7.990
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Purchase	461	$128,750,270.08	44.84%	$279,284.75	652	81.47%	7.621%
Cash Out	389	120,402,138.32	41.94	309,517.07	639	83.47	7.648
Rate/Term	127	37,951,296.06	13.22	298,829.10	646	83.20	7.292
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	647	$180,372,942.53	62.83%	$278,783.53	639	82.57%	7.297%
Limited Documentation	14	4,148,449.97	1.44	296,317.86	641	81.07	7.281
Stated Documentation	316	102,582,311.96	35.73	324,627.57	659	82.54	8.115
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
551—575	1	$364,500.00	0.13%	$364,500.00	570	90.00%	7.725%
576—600	78	20,526,630.84	7.15	263,161.93	592	84.69	7.888
601—625	283	79,069,158.12	27.54	279,396.32	613	82.52	7.768
626—650	271	76,508,839.51	26.65	282,320.44	638	82.74	7.648
651—675	170	55,275,649.86	19.25	325,150.88	661	81.25	7.462
676—700	89	26,969,732.45	9.39	303,030.70	688	82.74	7.445
701—725	47	14,824,289.71	5.16	315,410.42	712	83.86	7.011
726—750	26	9,121,414.02	3.18	350,823.62	737	83.10	7.289
751—775	8	2,822,289.95	0.98	352,786.24	759	80.46	7.470
776—800	3	1,430,000.00	0.50	476,666.67	784	73.50	5.878
801—825	1	191,200.00	0.07	191,200.00	804	80.00	8.225
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	222	$71,677,450.06	24.97%	$322,871.40	647	84.31%	8.207%
12	68	22,059,545.72	7.68	324,405.08	641	83.68	7.898
24	517	142,846,855.16	49.75	276,299.53	644	81.52	7.381
36	170	50,519,853.52	17.60	297,175.61	651	82.40	7.165
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
1.000	3	473,069.99	0.16	157,690.00	631	86.18	8.256
2.000	947	280,775,100.64	97.80	296,489.02	646	82.54	7.581
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
1.000	3	473,069.99	0.16	157,690.00	631	86.18	8.256
1.500	947	280,775,100.64	97.80	296,489.02	646	82.54	7.581
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
5.001—6.000	277	82,131,361.13	28.61	296,503.11	656	82.37	7.244
6.001—7.000	672	198,671,809.50	69.20	295,642.57	642	82.65	7.722
7.001—8.000	1	445,000.00	0.15	445,000.00	628	67.63	7.750
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
12.001—13.000	36	12,348,829.33	4.30	343,023.04	667	79.45	5.848
13.001—14.000	235	76,632,793.13	26.69	326,096.99	654	79.76	6.664
14.001—15.000	405	110,103,689.70	38.35	271,860.96	643	82.15	7.542
15.001—16.000	205	62,763,635.52	21.86	306,164.08	642	84.73	8.483
16.001—17.000	56	16,371,072.98	5.70	292,340.59	627	90.20	9.459
17.001—18.000	12	2,743,149.97	0.96	228,595.83	633	93.45	10.493
18.001—19.000	1	285,000.00	0.10	285,000.00	595	95.00	11.100
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2006-NC5	$1,158,238,000 (approximate)
Asset Backed Pass-Through Certificates	December 4, 2006

The Mortgage Loans (Interest Only Collateral)

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
5.001—6.000	16	5,474,099.94	1.91	342,131.25	668	79.48	5.806
6.001—7.000	255	83,507,522.52	29.09	327,480.48	655	79.73	6.600
7.001—8.000	402	109,630,619.71	38.19	272,712.98	643	82.13	7.539
8.001—9.000	208	63,236,705.51	22.03	304,022.62	641	84.74	8.482
9.001—10.000	56	16,371,072.98	5.70	292,340.59	627	90.20	9.459
10.001—11.000	12	2,743,149.97	0.96	228,595.83	633	93.45	10.493
11.001—12.000	1	285,000.00	0.10	285,000.00	595	95.00	11.100
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	27	$5,855,533.83	2.04%	$216,871.62	646	82.07%	7.897%
7/1/2008	1	169,520.31	0.06	169,520.31	642	80.00	7.900
8/1/2008	7	2,002,990.82	0.70	286,141.55	620	85.05	8.343
9/1/2008	16	4,784,439.62	1.67	299,027.48	627	84.80	8.068
10/1/2008	270	76,893,615.09	26.78	284,791.17	646	81.50	7.638
11/1/2008	385	112,365,910.50	39.14	291,859.51	644	82.65	7.596
12/1/2008	5	1,085,900.00	0.38	217,180.00	654	81.83	7.468
7/1/2009	2	480,349.99	0.17	240,175.00	615	87.12	8.364
8/1/2009	7	2,642,564.82	0.92	377,509.26	639	77.77	8.727
9/1/2009	33	12,881,144.06	4.49	390,337.70	649	87.56	7.747
10/1/2009	15	4,383,836.31	1.53	292,255.75	633	84.66	7.549
11/1/2009	202	61,291,993.52	21.35	303,425.71	652	82.23	7.327
12/1/2009	7	2,265,905.59	0.79	323,700.80	628	87.15	7.909
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
First Lien	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%
Total:	977	$287,103,704.46	100.00%	$293,862.54	646	82.54%	7.589%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.